UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Filed by a party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

OneSpaWorld Holdings Limited

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

Office Number 2, Pineapple Business Park, Airport Industrial Park, P.O. Box N-624

Nassau, Island of New Providence, Commonwealth of The Bahamas

April 28, 2023

Dear Fellow Shareholders:

It is my pleasure to invite you to attend the 2023 Annual Meeting of Shareholders (the “Annual Meeting”) of OneSpaWorld Holdings Limited, which will be held in the Library Room, located at The Island House, Mahogany Hill, Western Road, Nassau, Bahamas, on Wednesday, June 7, 2023 at 12:30 p.m., Eastern Daylight Time. The accompanying Notice of Annual Meeting of Shareholders and proxy statement describe the items of business that will be discussed and voted upon during the Annual Meeting. On or about April 28, 2023, we will mail the proxy materials to our shareholders of record.

As a global provider and innovator in the fields of health and wellness, fitness and beauty, we strive to create a relaxing and therapeutic environment where guests can receive health and wellness, fitness and beauty services and experiences of the highest quality.

The COVID-19 pandemic had a material negative impact on our financial performance and liquidity and on the cruise industry during 2020, 2021 and 2022. As a result of the pandemic, we established safety protocols that have shown a continuing benefit since the resumption of full operations. Our comprehensive safety protocols, which are documented in our manual entitled “Guidelines for Protection and Sanitization” (“GPS”) include, among others, protocols for sanitization by service, modality and area, behavior, workplace controls, the use of personal protective equipment, social distancing, recognizing signs of COVID-19 and other diseases, and reporting procedures. Our cruise line and destination resort employees continue to receive training regarding compliance with the GPS protocols, which has strengthened our ability to protect the health and safety of our staff and our guests now and in the future.

On behalf of our Board of Directors, I want to thank you for your continued support and confidence in 2023.

Sincerely,

Leonard Fluxman

President, Executive Chairman and Chief Executive Officer

Notice of 2023 Annual Meeting of Shareholders

to be Held on June 7, 2023

The 2023 Annual Meeting of Shareholders (the “Annual Meeting”) of OneSpaWorld Holdings Limited (the “Company”), an international business company incorporated under the laws of the Commonwealth of The Bahamas, will be held in the Library Room, located at The Island House, Mahogany Hill, Western Road, Nassau, Bahamas, on Wednesday, June 7, 2023 at 12:30 p.m., Eastern Daylight Time.

Prior to the Annual Meeting, you will be able to vote at www.proxyvote.com for the purpose of considering and voting upon the following, which are more fully described in the attached proxy statement:

•	To elect each of Andrew R. Heyer and Leonard Fluxman to serve as Class A directors and to hold office for a three-year term expiring at the 2026 Annual Meeting of Shareholders;

•	To ratify the appointment of Ernst & Young LLP to serve as our independent registered public accounting firm for the year ending December 31, 2023; and

•	To transact any other matter that may properly come before the Annual Meeting, or any postponement or adjournment thereof.

Our Board of Directors has determined that our shareholders of record at the close of business on April 14, 2023 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting. Holders of non-voting common shares of the Company as of the Record Date are entitled to attend the Annual Meeting and any adjournments thereof, and will have an opportunity to submit questions, as further described below. Holders of non-voting common shares as of the Record Date are not entitled to vote with respect to the matters referred to above.

Most shareholders have a choice of voting on the Internet, by phone or by mail. Please refer to your proxy card, voting instruction card or other voting instructions included with these proxy materials for information on the voting method(s) available to you. If your shares are held in the name of a brokerage firm, bank or other nominee of record, follow the voting instructions you receive from such holder of record to vote your shares. If you are not a shareholder of record but hold shares as a beneficial owner in street name, you may be required to provide proof of beneficial ownership, such as your most recent account statement as of the Record Date, a copy of the voting instruction form provided by your broker, bank, trustee, or nominee, or other similar evidence of ownership in order to attend the Annual Meeting.

Sincerely,

Inga A. Fyodorova

Corporate Secretary

April 28, 2023

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 7, 2023. The proxy statement and our Annual Report on Form 10-K for fiscal year 2022 (the “2022 Annual Report”) are available at the website appearing on your proxy card. The proxy statement, proxy card, and the 2022 Annual Report will be mailed on or about April 28, 2023.

i

PROXY STATEMENT

OneSpaWorld Holdings Limited 2023 Annual Meeting of Shareholders

to be Held on June 7, 2023

PROXY SUMMARY

This proxy statement is being furnished to you in connection with the solicitation of proxies by the Board of Directors (our “Board of Directors” or “Board”) of OneSpaWorld Holdings Limited, an international business company incorporated under the laws of the Commonwealth of The Bahamas (the “Company,” “OneSpaWorld,” “OSW,” “we,” “us,” or “our”). This proxy statement addresses the items of business for the 2023 Annual Meeting of Shareholders of OneSpaWorld (the “Annual Meeting”) to be held in the Library Room, located at The Island House, Mahogany Hill, Western Road, Nassau, Bahamas, on Wednesday, June 7, 2023 at 12:30 p.m., Eastern Daylight Time, or any postponement or adjournment thereof. Prior to the Annual Meeting, you will be able to vote at www.proxyvote.com for the purpose of considering and voting upon the items of business for the Annual Meeting.

The Notice of Annual Meeting of Shareholders, this proxy statement, our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “2022 Annual Report”), the proxy card and any accompanying proxy materials are being made available to shareholders on or about April 28, 2023.

For purposes of this proxy statement, “OSW Predecessor” is comprised of the net assets and operations of (i) the following wholly-owned subsidiaries of Steiner Leisure: OneSpaWorld LLC, Steiner Spa Asia Limited, Steiner Spa Limited, and OneSpaWorld Marks Limited (formerly known as Steiner Marks Limited), (ii) the following respective indirect subsidiaries of Steiner Leisure: Mandara PSLV, LLC (subsequently dissolved), Mandara Spa (Hawaii), LLC, Florida Luxury Spa Group, LLC, OneSpaWorld Transocean U.S., Inc. (formerly known as Steiner Transocean U.S., Inc.), Steiner Spa Resorts (Nevada), Inc., Steiner Spa Resorts (Connecticut), Inc., Steiner Resort Spas (California), Inc., OneSpaWorld Resort Spas (North Carolina), Inc. (formerly known as Steiner Resort Spas (North Carolina), Inc.), OSW SoHo LLC, OSW Distribution LLC, World of Wellness Training Limited (formerly known as Steiner Training Limited), STO Italy S.r.l., One Spa World LLC, Mandara Spa Services LLC, OneSpaWorld Limited, OneSpaWorld (Bahamas) Limited (formerly known as Steiner Transocean Limited), OneSpaWorld Medispa LLC, OneSpaWorld Medispa Limited, OneSpaWorld Medispa (Bahamas) Limited (formerly known as STO Medispa Limited), Mandara Spa (Cruise I), LLC, Mandara Spa (Cruise II), LLC, Steiner Transocean (II) Limited (subsequently dissolved), The Onboard Spa by Steiner (Shanghai) Co., Ltd. (subsequently dissolved), Mandara Spa LLC, Mandara Spa Puerto Rico, Inc., Mandara Spa (Guam), L.L.C. (subsequently dissolved), Mandara Spa (Bahamas) Limited, Mandara Spa Aruba N.V., Mandara Spa Polynesia Sarl (subsequently dissolved), Mandara Spa Asia Limited, PT Mandara Spa Indonesia, Spa Services Asia Limited, Mandara Spa Palau, Mandara Spa (Malaysia) Sdn. Bhd., Mandara Spa Ventures International Sdn. Bhd., Spa Partners (South Asia) Limited, Mandara Spa (Maldives) PVT LTD, and Mandara Spa (Fiji) Limited (subsequently dissolved), (iii) Medispa Limited, a majority-owned subsidiary of Steiner Leisure (the noncontrolling interest in which was subsequently purchased by OneSpaWorld), and (iv) the timetospa.com website owned by Elemis USA, Inc. (formerly known as Steiner Beauty Products, Inc.), subsequently transferred to OneSpaWorld.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The expectations, estimates, and projections of the Company may differ from its actual results and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “will,” “may,” “could,” “should,” “would,” “believe,” “expect,” “anticipate,” “forecast,” “future,” “intend,” “plan,” “estimate” or the negative or other variations thereof and similar expressions are intended to identify such forward-looking statements. These statements are based on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Factors that may cause such differences include, but are not limited to: the continuing impact of COVID-19 on the industries in which the Company operates and the Company’s business, operations, results of operations and financial condition, including cash flows and liquidity; the demand for the Company’s services together with the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors or changes in the business environment in which the Company operates; changes in consumer preferences or the markets for the Company’s services and products; changes in applicable laws or regulations; competition for the Company’s services and the availability of competition for opportunities for expansion of the Company’s business; difficulties of managing growth profitably; the loss of one or more members of the Company’s management team; changes in the markets for the services and products we offer for sale; and other risks and uncertainties included from time to time in the Company’s reports (including all amendments to those reports) filed with the Securities and Exchange Commission (the “SEC”), including the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, which was filed with the SEC on March 3, 2023. The Company cautions that the foregoing list of factors is not exclusive. You should not place undue reliance upon any forward-looking statements, which speak only as of the date they are made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this proxy statement.

QUESTIONS AND ANSWERS

Proxy Materials

1. Why	am I receiving these proxy materials?

Since you owned OneSpaWorld voting common shares at the close of business on April 14, 2023 (the “Record Date”), you are considered a shareholder entitled to vote at the Annual Meeting. The Annual Meeting will be held in the Library Room, located at The Island House, Mahogany Hill, Western Road, Nassau, Bahamas, on Wednesday, June 7, 2023 at 12:30 p.m., Eastern Daylight Time.

Holders of non-voting common shares of the Company as of the Record Date are entitled to attend the Annual Meeting and any adjournments thereof, and will have an opportunity to submit questions, as further described below. Holders of non-voting common shares are not entitled to vote with respect to the matters referred to herein.

The proxy materials, including the proxy statement, proxy card, and the 2022 Annual Report will be mailed to our shareholders of record on or about April 28, 2023.

2. What	is included in the proxy materials?

The proxy materials include:

•	Our Notice of Annual Meeting of Shareholders;

•	Our proxy statement for the Annual Meeting;

•	Our proxy or voting instruction card; and

•	Our 2022 Annual Report.

3.	I share an address with another shareholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy?

If you share an address with another shareholder, you may receive only one set of proxy materials unless you have provided contrary instructions. If you wish to receive a separate set of proxy materials, prior to May 26, 2023, please request an additional copy by (1) visiting www.proxyvote.com, (2) calling 1-800-690-6903 or (3) sending an email to sendmaterial@proxyvote.com. A separate set of the proxy materials will be sent promptly following receipt of your request.

If you are a shareholder of record or a beneficial owner of shares and you wish to receive a separate set of proxy materials in the future, or if you have received multiple sets of proxy materials and would like to receive only one set of proxy materials in the future, please call your broker, bank or other agent and our investor relations department.

Shareholders may also write to us at the address below to request a separate copy of the proxy materials:

OneSpaWorld Holdings Limited c/o One Spa World LLC 770 South Dixie Highway, Suite 200 Coral Gables, Florida 33146

Attn: Inga A. Fyodorova, Secretary

4. Who	pays the cost of soliciting proxies for the Annual Meeting?

OneSpaWorld is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and of soliciting any proxies. We do not use a third-party solicitor.

Our Board of Directors, officers and employees may also solicit proxies in person, by telephone or by electronic communication. They will not receive any additional compensation for these activities.

We will reimburse brokers, banks and other nominees, fiduciaries and custodians who nominally hold shares of our common shares as of the Record Date for the reasonable costs they incur furnishing proxy solicitation and other required Annual Meeting materials to street-name holders who beneficially own those shares on the Record Date.

Proposals To Be Voted On

5. What	items of business will be voted on at the Annual Meeting?

The business items to be voted on at the Annual Meeting are:

Proposal 1. The election of each of Andrew R. Heyer and Leonard Fluxman to serve as Class A directors and to hold office for a three-year term expiring at the 2026 annual meeting of shareholders; and

Proposal 2. The ratification of the appointment of Ernst & Young LLP (“Ernst & Young”) to serve as our independent registered public accounting firm for the year ending December 31, 2023.

We are not aware of any other matters that will be brought before the shareholders for a vote at the Annual Meeting. If any other matters are properly presented for a vote, then the individuals named as proxies will have discretionary authority, to the extent permitted by law, to vote on such matters according to their best judgment.

6. What	are my voting choices?

Proposal 1. You may vote “FOR” or “WITHHOLD” in the election of either or both nominees for election as a Class A director. If you vote “withhold” authority to vote with respect to one or more director nominees, your vote will have no effect on the election of such nominees. Additionally, because the election of directors is not a “routine” or “discretionary” proposal under the applicable exchange rules, banks, brokers and other custodians will not have the authority to submit proxy cards on behalf of any beneficial owner from which it does not have instructions. Broker non-votes will have no effect on the election of the nominees.

Proposal 2. You may vote “FOR,” “AGAINST” or “ABSTAIN” on the ratification of the appointment of our registered independent public accounting firm. Abstentions will have the effect of a vote against this proposal. Broker non-votes will have no effect on the vote for this proposal.

7. How	does the Board of Directors recommend that I vote?

Our Board of Directors recommends that you vote your shares:

•	“FOR” each of the Class A director nominees for election to the Board of Directors; and

•	“FOR” the ratification of the appointment of Ernst & Young as our independent registered public accounting firm for the year ending December 31, 2023.

8. What	vote is required to approve each item?

To conduct business at the Annual Meeting, a quorum must be established. Pursuant to our Third Amended and Restated Memorandum of Association and Second Amended and Restated Articles of Association (our “Articles”), a quorum is established by the presence, in person or by proxy, of holders of not less than fifty (50) percent of the votes of the shares or class or series of shares entitled to vote on resolutions of shareholders to be considered at the meeting. A shareholder shall be deemed to be present at a meeting of shareholders if such shareholder participates by telephone or other electronic means and all shareholders participating in the meeting are able to hear each other. If you submit a properly executed proxy card, even if you abstain from voting, you will be considered part of the quorum. Additionally, broker non-votes will be counted in determining whether there is a quorum. Our common shares have no cumulative voting rights.

Proposal	Required Vote
1. Election of the Class A directors	Plurality of the votes present in person or represented by proxy at the meeting and entitled to vote on the election of directors

2. Ratification of the appointment of the independent registered public accounting firm	Majority of the votes present in person or represented by proxy at the meeting and entitled to vote on the subject matter

In the election of Class A directors, the affirmative vote of a plurality of the votes present in person or represented by proxy and entitled to vote on the election of directors is required. This means the director nominees receiving the greatest number of votes will be elected and withhold votes and broker non-votes will have no effect on the outcome of the vote.

For the ratification of the appointment of the independent registered public accounting firm, the affirmative vote of a majority of the votes present in person or represented by proxy at the meeting and entitled to vote on such matter is required. Abstentions will have the effect of a vote against this proposal. Broker non-votes will have no effect on the outcome of this proposal.

9. Where	can I find the voting results?

We expect to announce preliminary voting results at the Annual Meeting and to publish final results in a Current Report on Form 8-K that we will file with the SEC within four business days following the meeting. The report will be available on our website at www.onespaworld.com and on the SEC’s website at www.sec.gov.

How You Can Vote

10. What	shares can I vote?

You are entitled to one vote for each of our voting common shares that you owned at the close of business on the Record Date. You may vote all shares owned by you on the Record Date, including (1) shares held directly in your name as the shareholder of record and (2) shares held for you as the beneficial owner through a bank, broker or other nominee.

Holders of non-voting common shares as of the Record Date are not entitled to vote at the Annual Meeting.

11.	What is the difference between holding shares as a shareholder of record and as a beneficial owner?

Summarized below are distinctions between shares held of record and shares owned beneficially.

Shareholder of Record

If your shares are registered directly in your name with our transfer agent, you are the shareholder of record of the shares. As the shareholder of record, you have the right to grant a proxy to vote your shares to representatives from the Company or to another person, or to vote your shares at the Annual Meeting, or any adjournment or postponement thereof. You have received a proxy card to use in voting your shares, which instructs you how to vote.

Beneficial Owner

If your shares are held through a bank, broker or other nominee, it is likely that they are registered in the name of the nominee and you are the beneficial owner of shares held in street name. As the beneficial owner of shares held for your account, you have the right to direct the registered holder to vote your shares as you instruct, and you also are invited to attend the Annual Meeting. Your bank, broker, plan trustee or other nominee has provided a voting instruction card for you to use in directing how your shares are to be voted.

12. How	can I vote?

For directions on how to vote, please refer to the following instructions and those included on your proxy or voting instruction card.

Voting by Mail

Shareholders may submit proxies by completing, signing and dating their proxy or voting instruction card and mailing it in the envelope provided. If you do not timely return your proxy card, your shares will not be voted unless you or your proxy holder attends the Annual Meeting and any adjournment or postponement thereof and votes.

Voting by Phone

Shareholders may vote by proxy by calling the toll-free number found on their proxy or voting instruction card.

Voting Online Prior to the Annual Meeting

Shareholders may vote by proxy by visiting www.proxyvote.com and following the instructions to create an electronic voting instruction form. The availability of online voting may depend on the voting procedures of the organization that holds your shares.

13. How	will my shares be voted?

Your shares will be voted as you specifically instruct on your online ballot or as you specifically instruct on your proxy or voting instruction card. If you sign and return your proxy or voting instruction card, or complete your online ballot, without giving specific instructions, your shares will be voted in accordance with the recommendations of our Board of Directors and in the discretion of the proxy holders on any other matters that properly come before the meeting.

14. What	if I co-own my shares?

The following shall apply in respect of co-ownership of shares:

•	if two (2) or more persons hold shares together each of them may be present in person or by proxy at the Annual Meeting and may speak as a shareholder;

•	if only one of them is present in person or by proxy such person may vote on behalf of all of them; and

•	if two (2) or more are present in person or by proxy they must vote as one.

15. Will	shares I hold in my brokerage account be voted if I do not provide timely voting instructions?

If you do not provide timely instructions as to how your brokerage shares are to be voted, your broker will be prohibited from voting your shares on Proposal 1, Election of Class A Directors. These “broker non-votes” will have no effect on determining the outcome of any of the proposals included herein.

16. When	is the deadline to vote?

If you hold shares as the shareholder of record, your vote by proxy must be received before the polls close at the Annual Meeting and any adjournment or postponement thereof. Voting and Internet voting end at 11:59 p.m., Eastern Daylight Time, on June 6, 2023.

If you hold shares as a beneficial owner, please follow the voting instructions provided by your bank, broker or other nominee.

17. May	I change or revoke my vote?

You may change or revoke your vote at any time prior to the vote at the Annual Meeting.

If you are a shareholder of record, you may change your vote by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by sending a written notice of revocation to the address in Question 21 prior to your shares being voted, or by attending the Annual Meeting. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

For shares you hold as a beneficial owner, you may change your vote by timely submitting new voting instructions to your bank, broker or other nominee (which revokes your earlier instructions), or, if you have obtained a legal proxy from the nominee giving you the right to vote your shares, by attending the Annual Meeting.

Attending the Annual Meeting

18. How	can I attend the Annual Meeting?

Shareholders of record will be able to attend the Annual Meeting. The Annual Meeting will begin promptly at 12:30 p.m., Eastern Daylight Time, on Wednesday, June 7, 2023 in the Library Room, located at The Island House, Mahogany Hill, Western Road, Nassau, Bahamas.

19. Who	can attend the Annual Meeting?

You may attend the Annual Meeting and any adjournment or postponement thereof only if you were a shareholder of record or a beneficial owner at the close of business on the Record Date, or you hold a valid proxy to vote at the Annual Meeting. Please see Question 12 above for details on how to register for and attend the Annual Meeting.

20. When	and where will the Annual Meeting be held?

The Annual Meeting will be held in the Library Room, located at The Island House, Mahogany Hill, Western Road, Nassau, Bahamas, on Wednesday, June 7, 2023 at 12:30 p.m., Eastern Daylight Time.

Shareholder Proposals and Director Nominations

21.	What is the deadline to submit shareholder proposals to be included in the proxy materials for next year’s annual meeting of shareholders?

To be included in our proxy materials for next year’s annual meeting of shareholders, shareholder proposals must be received by our Secretary no later than December 30, 2023 and must be submitted to our Secretary at OneSpaWorld Holdings Limited, c/o One Spa World LLC, 770 South Dixie Highway, Suite 200, Coral Gables, Florida 33146.

Proposals that are not timely submitted by December 30, 2023 or are submitted to the incorrect address or other than to the attention of our Secretary will be considered untimely and may, at our discretion, be excluded from our proxy materials. Shareholder proponents must also meet the requirements of Rule 14a-8 of the Securities and Exchange Act, as amended (the “Exchange Act”), to be included in our proxy materials.

To comply with the requirements set forth in Rule 14a-19 of the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than the Board’s nominees must also provide written notice to the Secretary at the Company’s principal executive officers that sets forth all the information required by Rule 14a-19(b) of the Exchange Act.

22.	How may I nominate director candidates or present other business for consideration at an annual meeting of shareholders?

Shareholders who wish to (1) submit director nominees for inclusion in our proxy materials for next year’s annual meeting of shareholders or (2) present other items of business at next year’s annual meeting of shareholders must give written notice of their intention to do so in accordance with the deadlines described below to our Secretary at the address set forth in Question 26 and must be present at such annual meeting. Any such notice also must include the information required by our Articles (which may be obtained as provided in Question 24).

Notice of director nominees, or for the presentation of other items of business, submitted must be received not less than 75 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting of shareholders. The period for the receipt from shareholders of any such notice for the 2024 annual meeting of shareholders is currently set to begin on February 8, 2024 and end on March 25, 2024. In the event that next year’s annual meeting of shareholders is called for on a date that is not within 30 days before the first anniversary of the Annual Meeting, or 60 days after the first anniversary of the Annual Meeting, refer to our Articles for further details on submission.

These above-mentioned notice requirements applicable under our advance notice provisions do not apply to shareholder proposals intended for inclusion in our proxy materials under Rule 14a-8 of the Exchange Act. The deadline for receiving such proposals is set forth in Question 21.

23.	How may I recommend candidates to serve as directors?

Shareholders may recommend director candidates for consideration by the Nominating and Governance Committee of our Board of Directors by writing to our Secretary at the address set forth in Question 21. A recommendation must include (1) sufficient biographical and other information concerning the candidate and his or her qualifications to permit the committee to make an informed decision as to whether further consideration of the candidate would be warranted; (2) a representation that such shareholder (or a qualified representative of such shareholder) intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; (3) a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected; and (4) and such other information as required by our Articles.

Obtaining Additional Information

24. How	may I obtain information about OneSpaWorld?

Shareholders may obtain, without charge, a copy of our Articles, code of ethics and board committee charters by writing to us at the address indicated below. Our board committee charters are also available on our website at www.onespaworld.com/investor-relations.

OneSpaWorld Holdings Limited c/o One Spa World LLC 770 South Dixie Highway, Suite 200 Coral Gables, Florida 33146

Attn: Inga A. Fyodorova, Secretary

25. What	if I have questions for OneSpaWorld’s transfer agent?

If you are a shareholder of record and have questions concerning share certificates, dividend checks, ownership transfer or other matters relating to your share account, please contact Continental Stock Transfer & Trust Company, our transfer agent, at the following address or phone number:

Continental Stock Transfer & Trust Company 1 State Street, 30th Floor New York, New York 10004 Attn: Shareholder Services Phone: 800-509-5586

Email: cstmail@continentalstock.com

26. Who	can answer my questions about voting?

If you have questions about how to vote or direct a vote in respect of your common shares, you may contact us at (242) 322-2670 or proxyvote@onespaworld.com.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our voting common shares as of April 27, 2023 (unless otherwise indicated) by:

•	each of the Company’s directors, director nominees and named executive officers;

•	all current executive officers and directors of the Company as a group; and

•	each person who is known by the Company to be the beneficial owner of more than 5% of our common shares.

The beneficial ownership of our voting common shares, subject to the exclusions below, is based on 83,697,994 shares of voting common shares issued and outstanding as of April 27, 2023. The table below excludes 13,421,914 non-voting common shares and warrants to purchase 4,004,999 non-voting common shares.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options, warrants or other derivative securities that are currently exercisable or convertible or are exercisable or convertible within 60 days.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all of our common shares beneficially owned by them.

Name of Beneficial Owner(1)	Number of Shares	%
Directors & Named Executive Officers:
Leonard Fluxman(2)	1,917,290	2.3%
Steven J. Heyer(3)	1,053,155	1.3%
Glenn J. Fusfield(4)	203,273	*
Marc Magliacano	21,429	*
Andrew R. Heyer(5)	1,187,446	1.4%
Walter F. McLallen	255,444	*
Jeffrey E. Stiefler(6)	112,945	*
Adam Hasiba	21,429	*
Stephen W. Powell	33,929	*
Maryam Banikarim	27,840	*
Stephen B. Lazarus(7)	585,681	*
Susan Bonner	253,901	*
All current directors and officers as a group (12 persons)	5,573,762	6.7%

5% Shareholders:
Steiner Leisure Limited(8)	5,935,896	7.1%
Franklin Resources Inc.(9)	5,849,283	7.0%
Channing Capital Management, LLC(10)	4,739,754	5.7%
Ariel Investments, LLC(11)	16,002,826	19.1%
Select Equity Group, L.P.(12)	6,979,327	8.3%
FMR LLC.(13)	4,727,624	5.6%
Blackrock, Inc.(14)	4,717,159	5.6%

*	Indicates percentage of less than one percent.
(1)	Unless otherwise noted, the business addresses of each of the entities or individuals is 770 South Dixie Highway, Suite 200, Coral Gables, Florida, 33146, U.S.A.
(2)	Represents (a) 1,689,809 common shares held directly by Leonard Fluxman and (b) 250,000 common shares held by Fluxman Family Holdings LLC.

(3)

Represents (a) (i) 941,855 common shares held directly by Steven J. Heyer; (ii) 55,650 common shares held by The Kate J Heyer 2013 Trust; and (iii) 55,650 common shares held by The David H Heyer 2013 Trust.

(4)

Represents (a) (i) 163,292 common shares held directly by Glenn Fusfield and (ii) 6,648 common shares held by the Fusfield Family Irrevocable Trust, and (b) 33,333 warrants exercisable for common shares on a one-for-one basis held by the Fusfield Family Irrevocable Trust.

(5)

Represents (a) 554,318 common shares held directly by Andrew R. Heyer; (b) 329,252 common shares by Heyer Investment Management, LLC; (c) 52,219 common shares held by the Harris Reid Heyer Trust; (d) 57,219 common shares held by James Heyer Trust; (e) 37,219 common shares held by the Peter Justin Heyer Trust; (f) 57,219 common shares held by the William Heyer Trust and (g) 100,000 common shares held and independently managed by Andrew R. Heyer’s spouse. Andrew R. Heyer is the managing member of Heyer Investment Management, LLC and has voting and dispositive power of the securities held by such entity. Andrew R. Heyer is the trustee of the Harris Reid Heyer Trust, the James Heyer Trust, the Peter Justin Heyer Trust and the William Heyer Trust, and has voting and dispositive power of the securities held by such entities. Accordingly, Andrew R. Heyer may be deemed to have or share beneficial ownership of such securities.

(6)

Represents (a) 25,000 common shares held directly by Jeffrey Stiefler and (b) (i) 38,676 common shares and (ii) 49,269 common shares underlying warrants held by the Stiefler Trust U/T/D 5/31/07. Mr. Stiefler is the trustee of this trust and has voting and dispositive power of the securities held by it. Accordingly, Mr. Stiefler may be deemed to have or share beneficial ownership of such securities.

(7)	Represents 552,348 common shares and 33,333 warrants exercisable for common shares on a one-for-one basis.
(8)

Does not include beneficial ownership of approximately 13,421,914 non-voting common shares or warrants to purchase approximately 4,004,999 non-voting common shares. Steiner Leisure is controlled by Nemo Investor Aggregator, Limited (“Aggregator”). Aggregator is governed by a board of directors consisting of seven directors. Each director has one vote, and the approval of a majority of the directors is required to approve an action of Aggregator. Under the so-called “rule of three,” if voting and dispositive decisions regarding an entity’s securities are made by three or more individuals, and a voting or dispositive decision requires the approval of a majority of those individuals, then none of the individuals is deemed to be a beneficial owner of the entity’s securities.

This information is based on the Schedule 13D/A filed with the SEC on April 28, 2023. The address for Steiner Leisure is Office Number 2, Pineapple Business Park, Airport Industrial Park, P.O. Box N-624 Nassau, Island of New Providence, Commonwealth of The Bahamas. The address for Nemo Investor Aggregator, Limited is c/o Mourant Ozannes Corporate Services (Cayman) Ltd., 94 Solaris Avenue, PO Box 1348, Camana Bay, Grand Cayman KY1-1108, Cayman Islands.

(9)

Includes 1,025,746 common shares beneficially owned by Franklin Resources Inc. (“FRI”) issuable upon the exercise of warrants. These common shares are beneficially owned by one or more open or closed end investment companies or other managed accounts that are investment management clients of investment managers that are direct and indirect subsidiaries (each, an “Investment Management Subsidiary” and, collectively, the “Investment Management Subsidiaries”) of FRI, including the Investment Management Subsidiaries. When an investment management contract (including a sub advisory agreement) delegates to an Investment Management Subsidiary investment discretion or voting power over the securities held in the investment advisory accounts that are subject to that agreement, FRI treats the Investment Management Subsidiary as having sole investment discretion or voting authority, as the case may be, unless the agreement specifies otherwise. Templeton Investment Counsel, LLC (“Templeton”) claims sole voting power over 5,165,230 common shares and sole dispositive power over 5,844,801 common shares. Fiduciary Trust International, LLC claims sole voting and dispositive power over 4,482 common shares. This information is based solely on a Schedule 13G/A filed by FRI, Templeton, Charles B. Johnson and Rupert H. Johnson, Jr. with the SEC on December 31, 2022. The address of FRI, Charles B. Johnson and Rupert H. Johnson, Jr. is One Franklin Parkway, San Mateo, CA 94403-19062 and the address of Templeton is 300 S.E. 2nd Street, Fort Lauderdale, FL 33301.

(10)

Represents common shares beneficially owned by Channing Capital Management, LLC, of which it has sole voting power of 4,443,005 common shares and sole dispositive power of 4,739,754 common shares. This information is based solely on a Schedule 13G filed with the SEC on February 11, 2021. The address of Channing Capital Management, LLC is 10 S. LaSalle St., Suite 2401, Chicago, IL 60603.

(11)

Represents common shares beneficially owned by Ariel Investments, LLC, of which it has sole voting power of 13,536,655 common shares and sole dispositive power of 16,002,826 common shares. This information is based solely on a Schedule 13G/A filed with the SEC on December 31, 2022. The address of Ariel Investments, LLC is 200 E. Randolph Street, Suite 2900, Chicago, IL 60601.

(12)

Represents common shares beneficially owned by Select Equity Group L.P. (“Select LP”), SEG Partners II, L.P. (“SEG Partners II”) and George S. Loenig. Select LP and George S. Loenig claim shared voting and dispositive power of 6,979,327 common shares. SEG Partners II claims shared voting and dispositive power of 3,957,429 common shares. This information is based solely on a Schedule 13G filed with the SEC on February 14, 2023. The address of Select LP, SEG Partners II and George S. Loenig is 380 Lafayette Street, New York, New York 10003.

(13)

Represents common shares beneficially owned by FMR LLC, of which it has sole voting power of 4,723,639 common shares and sole dispositive power of 4,727,624 common shares. This information is based solely on a Schedule 13G filed with the SEC on February 9, 2023. The address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

(14)

Represents common shares beneficially owned by Blackrock Inc., of which it has sole voting power of 4,607,031 common shares and sole dispositive power of 4,717,159 common shares. This information is based solely on a Schedule 13G filed with the SEC on December 31, 2022. The address of Blackrock Inc. is 55 East 52nd Street, New York, NY 10055.

PROPOSALS TO BE VOTED ON

Proposal 1: Election of Class A Directors

Our Board of Directors currently has ten members and is divided into three classes, designated Class A, Class B, and Class C. Pursuant to our Articles, the term of the initial Class A Directors will expire at the Annual Meeting.

Our Board of Directors recognizes the importance of diversity and strives to achieve an effective combination of experience and institutional knowledge and fresh and diverse perspectives to enhance its ability to further shareholder interests. We believe that our Board represents a broad spectrum of professional experience while balancing independence and tenure. We continue to evaluate our board composition on an ongoing basis.

Our Nominating and Governance Committee, consisting solely of independent directors, has recommended, and our Board of Directors has nominated, Andrew R. Heyer and Leonard Fluxman for re-election as Class A Directors for three-year terms expiring at the 2026 Annual Meeting.

Information regarding our directors and nominees, including information they have furnished as to their principal occupations, certain other directorships they hold, or have held, and their ages as of the date hereof is set forth below. Other than Mr. Andrew Heyer and Mr. Steven J. Heyer, who are brothers, there are currently no family relationships among any directors, director nominees or executive officers. In addition, except as described below, no nominee subject to election has any arrangement or understanding with another person under which he or she was or is to be selected as a director or nominee.

We do not know of any reason why any nominee would be unable to serve as a director. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such other person as the Board of Directors may nominate.

The graphic below provides a snapshot of the skills possessed by our Board of Directors:

Our Class A Director Nominees

Andrew R. Heyer Age: 65 Title: Director Director since: March 2019

Mr. Heyer is a finance professional with over 35 years of experience investing in the consumer and consumer-related products and services industries, as well as a senior banker in leveraged finance, during which time his clients included many large private equity firms. Mr. Heyer has deployed in excess of 1 billion of capital over that time frame and has guided several public and private companies as a member of their board of directors. Currently, Mr. Heyer is the Chief Executive Officer and Founder of Mistral Equity Partners, a private equity fund manager founded in 2007 that invests in the consumer industry. He also serves on the boards of Biote Corp. (NASDAQ: BTMD), a position has held since May 2022; Coliseum Acquisition Corp. (NASDAQ: MITA), a position he has held since June 2021; Tastemaker Acquisition Corp. (NASDAQ: TMKR), a position he has held since January 2021; and Arko Corp. (NASDAQ: ARKO), a position he has held since December 2020. Prior to founding Mistral in 2007, from 2000 to 2007, Mr. Heyer served as a Founding Managing Partner of Trimaran Capital Partners, a 1.3 billion private equity fund. Mr. Heyer was formerly a vice chairman of CIBC World Markets Corp. and a co-head of the CIBC Argosy Merchant Banking Funds from 1995 to 2001. Prior to joining CIBC World Markets Corp. in 1995, Mr. Heyer was a founder and Managing Director of The Argosy Group L.P. from 1990 to 1995. Before Argosy, from 1984 to 1990, Mr. Heyer was a Managing Director at Drexel Burnham Lambert Incorporated, and, prior to that, he worked at Shearson/American Express. Mr. Heyer also serves on the board of several private companies, including Worldwise, a pet accessories business, from 2011 to the present. Mr. Heyer is a director of Haymaker Acquisition Corp. II, a special purpose acquisition company, since 2019 (where he also serves as President) and The Lovesac Company, a publicly traded branded omni-channel retailer of technology-forward furniture, since 2010. Mr. Heyer has also served on the board of Accel Foods, an incubator and investor in early stage food and beverage companies, since 2015. In the past, Mr. Heyer has served as a director of XpresSpa Group, Inc. (formerly known as FORM Holdings, Inc.), a health and wellness services company, from 2016 to 2020; The Hain Celestial Group, Inc., a natural and organic food and products company, from 1993 to 2009 and from 2012 to 2019; Haymaker Acquisition Corp., the special purpose acquisition company (where he also served as President) that entered into a business combination with OneSpaWorld, from 2017 to 2019; Haymaker Acquisition Corp. II, a special purpose acquisition company (where he also served as President) that entered into a business combination with Arko Corp. in 2020; Haymaker Acquisition Corp. III, a special purpose acquisition company (where he also served as President) that entered into a business combination with Biote Corp. in 2022; Jamba, Inc., a healthful lifestyle brand focused on freshly blended whole fruit and vegetable smoothies, from 1993 to 2009; Las Vegas Sands Corp., a casino company, from 2006 to 2008; El Pollo Loco Holdings, Inc., a casual Mexican restaurant, from 2005 to 2008; and Reddy Ice Holdings, Inc., a manufacturer of packaged ice products, from 2003 to 2006. Mr. Heyer received his B.Sc. and M.B.A. from the Wharton School of the University of Pennsylvania, graduating magna cum laude. Mr. Heyer is the brother of Mr. Steven J. Heyer, who is also a member of our board of directors.

We believe Mr. Heyer is qualified to serve as a director due to his extensive finance, investment and operations experience, particularly in the consumer and consumer-related products and services industries.

Leonard Fluxman Age: 65 Title: President, Executive Chairman and CEO Director since: March 2019

Mr. Fluxman is our Executive Chairman and Chief Executive Officer since March 2021 and our President since June 2021, and previously served as our Executive Chairman from 2019 through March 2021. Mr. Fluxman served as the President and Chief Executive Officer of Steiner Leisure from January 2001 through March 2019 and as a director from November 1995 through March 2019. Mr. Fluxman served as President and Chief Operating Officer of Steiner Leisure from January 1999 through December 2000. From November 1995 through December 1998, Mr. Fluxman served as Chief Operating Officer and Chief Financial Officer of Steiner Leisure. Mr. Fluxman joined Steiner Leisure in June 1994 in connection with Steiner Leisure’s acquisition of Coiffeur Transocean (Overseas), Inc. (“CTO”), which operated a business similar to that of OSW Predecessor. Mr. Fluxman served as CTO’s Vice President—Finance from January 1990 until June 1994 and as its Chief Operating Officer from June 1994 until November 1996. Mr. Fluxman, a certified public accountant, was employed by Laventhol and Horwath from 1986 to 1989, during a portion of which period he served as a manager. Mr. Fluxman earned a Bachelor of Commerce from the University of Witwatersrand and a degree of Honors Bachelor of Accounting Science from the University of South Africa.

We believe Mr. Fluxman is qualified to serve as a director due to his prior leadership roles and operations experience, particularly in the consumer and consumer-related products and services industries.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.

Our Class A Director (serving until our 2023 annual meeting of shareholders)

Steven J. Heyer Age: 69 Title: Vice Chairman Director since: March 2019

Mr. Heyer has over 35 years of experience in the consumer and consumer-related products and services industries, leading a range of companies and brands. Mr. Heyer has applied his experience and analytical skills in a variety of leadership positions across diverse industry groups, including broadcast media, consumer products, and hotel and leisure companies. Mr. Heyer serves on the boards of Biote Corp. (NASDAQ: BTMD), a position has held since May 2022; and Arko Corp. (NASDAQ: ARKO), a position he has held since December 2020. Mr. Heyer’s operating experiences include: leading the turnaround of Outback Steakhouse as an advisor (from 2010 to 2012); as Chief Executive Officer of Starwood Hotels & Resorts Worldwide (from 2004 until 2007); as President and Chief Operating Officer of The Coca-Cola Company (from 2001 to 2004); as a member of the boards of Coca- Cola FEMSA, and Coca-Cola Enterprises (from 2001 to 2004); as President and Chief Operating Officer of Turner Broadcasting System, Inc., and a member of AOL Time Warner’s Operating Committee (from 1994 to 2001); as President and Chief Operating Officer of Young & Rubicam Advertising Worldwide (from 1992 to 1994); and before that, spending 15 years at Booz Allen & Hamilton, ultimately becoming Senior Vice President and Managing Partner. Over the past several years, Mr. Heyer has served on the boards of Lazard Ltd, Lazard Group, and Atkins Nutritionals Inc. (each as further described below), as well as investing in a private capacity in early stage and venture consumer and consumer media companies. Mr. Heyer has extensive board experience, including: the board of Atkins Nutritionals Inc., which announced in April 2017 that it had entered into a definitive agreement to be acquired by Conyers Park Acquisition Corp, a publicly traded special purpose acquisition company; the boards of Lazard Ltd and Lazard Group (2005 to present); the board of Haymaker Acquisition Corp. II, a special purpose acquisition company (2019 to 2020), where he also served as Chief Executive Officer and Executive Chairman prior to its business combination with Arko Corp in December 2020; the board of Haymaker Acquisition Corp. III, a special purpose acquisition company (2021 to 2022), where he also served as Chief Executive Officer and Executive Chairman prior to its business combination with Biote Corp in May 2022; the board of Haymaker Acquisition Corp., the special purpose acquisition company (where he also served as Chief Executive Officer and Executive Chairman) that entered into a business combination with OneSpaWorld (2017 to 2019); the board of WPP Group, a publicly traded digital, internet, and traditional advertising company (2000 to 2004); the board of Equifax, a publicly traded consumer credit reporting and insights company (2002 through 2003); the board of Omnicare, Inc., a supplier of pharmaceutical care to the elderly (2008 through 2015); the board of Vitrue, Inc., a provider of social marketing publishing technologies (2007 through 2012); the board of Internet Security Systems, Inc. a provider of internet security software, appliance, and services (2004 through 2005); and the board of Shopkick, a mobile shopping app that rewards customers for walking into stores. Mr. Heyer received his B.S. from Cornell University and an M.B.A. from New York University. Mr. Heyer is the brother of Mr. Andrew Heyer, who is also a member of our board of directors.

We believe Mr. Heyer is qualified to serve as a director due to his extensive operations, management and business background, particularly in the consumer and consumer-related products and services industries.

Our Class C Directors (serving until our 2025 annual meeting of shareholders)

Glenn J. Fusfield Age: 60 Title: Director Director since: March 2019

Mr. Fusfield previously served as our Chief Executive Officer from 2019 through March 2021. He served as President and Chief Executive Officer of OSW Predecessor beginning in July 2016, as President and Chief Operating Officer from April 2007 until July 2016, and as Chief Operating Officer from October 2002 until April 2007. From January 2001 until April 2007, Mr. Fusfield served as Steiner Leisure’s Chief Operating Officer. Mr. Fusfield joined OSW Predecessor in November 2000 as Senior Vice President, Group Operations. Prior to joining OSW Predecessor, Mr. Fusfield was with Carnival Cruise Lines for 12 years, serving as Director, Hotel Operations, for Carnival from January 1995 until December 1998, and Vice President, Hotel Operations, from January 1999 to October 2000. Mr. Fusfield earned a B.A. from the University of Denver School of Hotel Management.

We believe Mr. Fusfield is qualified to serve as a director due to his extensive prior experience in the industry.

Stephen W. Powell Age: 64 Title: Director Director since: March 2019

Mr. Powell’s experience spans private capital investment, investment banking, corporate operating, corporate governance and public accounting roles. Mr. Powell currently invests in and advises private companies focusing on health and wellness, fitness, nutrition, personal care services and consumer technology sectors. He also serves on the board of directors and as a member of the audit committee of Massage Envy Holdings. Previously, he served as a member of the boards of directors of Haymaker Acquisition Corp. III, Haymaker Acquisition Corp. II, Atkins Nutritionals, and several private equity backed companies. Mr. Powell served as a managing director of Prospect Capital Corporation from 2015 to 2017, and as a senior advisor to private equity firms Roark Capital Group from 2012 to 2015 and Catterton Partners from 2009 to 2011. From 2006 to 2008, Mr. Powell co-led the capitalization, acquisitions, merger, operations and sale of a salon and spa services, specialty retail, franchising and direct marketing business. From 2001 to 2006, Mr. Powell was head of Consumer Investment Banking for RBC Capital Markets, where he advised private and public companies on capital raising, merger, acquisition and sale initiatives. Previously, Mr. Powell held investment banking positions with Prudential Securities, Wheat First Securities, L.F. Rothschild & Co. and Merrill Lynch Capital Markets. Mr. Powell began his career as a certified public accountant in the emerging growth companies group of Arthur Andersen & Co..

We believe Mr. Powell is qualified to serve as a director due to his broad experience analyzing, evaluating and advising corporate clients and investee companies, including companies with elements of comparability to the Company, and his board of directors and audit committee experience.

Mr. Powell was nominated to our Board of Directors by Steiner Leisure pursuant to the terms of the Governance Agreement. For more information, see the section entitled “Certain Relationships and Related Transactions.”

Maryam Banikarim Age: 54 Title: Director Director since: May 2019

Ms. Banikarim has served on our Board since May 2019. Ms. Banikarim does not currently serve on the board of directors of any other publicly traded companies. Ms. Banikarim is currently working in an advisory capacity with the nonprofit group Partnership for New York City. She previously worked at Nextdoor, Hyatt Hotels Corp. as EVP & Global Chief Marketing Officer from 2015 to 2018, at Gannett Co., Inc. as SVP & Chief Marketing Officer from 2011 to 2015, at NBCUniversal Media, LLC as SVP of Integrated Sales Marketing from 2009 to 2011 and at Univision Communications as Chief Marketing Officer from 2002 to 2009. Ms. Banikarim is the co-founder of NYCNext, and currently serves on the board of Reporters without Borders and the Mobile Marketing Association. She is an advisor to Brand 50, Strawberry Frog, and Cove Hill Partners and a member of Fast Company’s Impact Council, Adweek’s Women Trailblazers, and the TIME100 Advisory board. Ms. Banikarim earned a Bachelor of Arts degree in political science from Barnard College and an MBA and a Master of International Affairs in National Security from Columbia University.

We believe Ms. Banikarim is qualified to serve as a director due to her extensive experience and leadership in marketing.

Adam Hasiba Age: 39 Title: Director Director since: June 2020

Mr. Hasiba serves on our Board. Mr. Hasiba joined the board in June 2020. Mr. Hasiba is currently the Chief Financial Officer at Ideal Image, the #1 Aesthetics Brand in North America. Prior to joining Ideal Image, Mr. Hasiba was a Principal at L Catterton where he invested in multiple leading consumer brands. Prior to L Catterton, Mr. Hasiba was the Director of Strategy at Ferrara Candy Company where he led a business transformation program spanning the marketing, sales, and supply chain functions. Prior to Ferrara, Mr. Hasiba spent several years at McKinsey where he was a member of the consumer-packaged goods & retail practice where he focused on global assignments in supply chain, retail, finance, and business process optimization. Mr. Hasiba graduated cum laude from Northwestern University with a B.S. in Electrical Engineering and graduated cum laude from Loyola University at Chicago with a B.S. in Physics. He also received an M.B.A from the Harvard Business School.

We believe Mr. Hasiba is qualified to serve as a director due to his extensive leadership, supply chain, retail, finance and business optimization experience.

Mr. Hasiba was nominated to our Board of Directors by Steiner Leisure pursuant to the terms of the Governance Agreement. For more information, see the section entitled “Certain Relationships and Related Transactions.”

Our Class B Directors (serving until our 2024 annual meeting of shareholders)

Marc Magliacano Age: 48 Title: Director Director since: March 2019

Mr. Magliacano joined the board of Steiner Leisure, the former parent company of OneSpaWorld, in December 2015. Mr. Magliacano currently serves as a Managing Partner for L Catterton’s Flagship Buyout Fund. L Catterton is the largest and most global consumer-focused private equity firm with approximately $33 billion of equity capital under management across nine fund strategies in 17 offices worldwide. Since 1989, the firm has made over 250 investments in leading consumer brands. Mr. Magliacano has been a senior investment professional at L Catterton since May 2006. Prior to joining L Catterton, from 1999 to 2006, Mr. Magliacano was a Principal at North Castle Partners, a private equity firm focused on making consumer growth investments that benefit from healthy living and aging trends. While at North Castle, Mr. Magliacano originated and executed investments in the consumer health and wellness sectors. Prior to joining North Castle, Mr. Magliacano worked at NMS Capital, the merchant bank of NationsBanc Montgomery Securities, making growth investments in early stage consumer and retail businesses. Mr. Magliacano has served on the boards of directors of a variety of private and public companies, including Restoration Hardware and Leslie’s Pool Supplies. Mr. Magliacano received a BS in Economics from the University of Pennsylvania’s Wharton School of Business with dual degrees in Finance and Operations and Information Management and received an MBA from Columbia Business School.

We believe Mr. Magliacano is qualified to serve as a director due to his prior experience on a variety of private and public company boards.

Mr. Magliacano was nominated to our Board of Directors by Steiner Leisure pursuant to the terms of the Governance Agreement. For more information, see the section entitled “Certain Relationships and Related Transactions.”

Jeffrey E. Stiefler Age: 76 Title: Director Director since: March 2019

Mr. Stiefler has spent a long career leading a wide range of consumer and business services companies across multiple industry sectors, including financial services, financial technology, real estate, advertising, computer software and services, private equity, and internet start-ups. Mr. Stiefler served as a director and non-executive chairperson of the board of directors of Worldpay, Inc. (formerly known as Vantiv Holding, LLC) from August 2010 until its initial public offering in March 2012, served as its chairman from March 2012 to January 2018, and then director until WorldPay was acquired by FIS in June, 2019, at which point Mr. Stiefler became Lead Independent Director of the combined firm. Mr. Stiefler previously served on the boards of directors of LPL Financial Corporation and VeriFone Systems, Inc., as Lead Director of Taleo Corporation, Inc. prior to its acquisition by Oracle Corporation in April 2012, and Lead Director of Square Trade prior to its acquisition by Allstate in 2017. Mr. Stiefler was the Chairman, President and CEO of Digital Insight from August 2003 until the company’s acquisition by Intuit in February 2007. Prior to Digital Insight, Mr. Stiefler worked with several private equity firms as an operating advisor and held a variety of positions at American Express, including President and Director of the company, and President and CEO of American Express Financial Advisors. Mr. Stiefler received a B.A. from Williams College and an M.B.A. from Harvard Business School.

We believe Mr. Stiefler is qualified to serve as director due to his extensive strategic, operations, financial and leadership experiences at both the company and board levels.

Walter F. McLallen Age: 57 Title: Director Director since: March 2019

Mr. McLallen is a finance professional with over 30 years of leveraged finance, private equity, restructuring and operations experience. Mr. McLallen has been the Managing Member of Meritage Capital Advisors, an advisory boutique firm focused on debt and private equity transaction origination, structuring and consulting since 2004. Mr. McLallen has extensive board and organizational experience and has served as a director, Chairman or Vice Chairman on numerous corporate and non-profit boards and committees, with a significant historical focus on consumer products related companies. Mr. McLallen has served as a director of The LoveSac Company (NASDAQ: LOVE), a direct to consumer specialty furniture brand supporting an e-commerce model, since June 2019; as well as a director of private companies, including Timeless Wine Company, the producer of consumer luxury wine brands Silver Oak, Twomey and OVID, since August 2016; Worldwise, a consumer branded pet products company, since April 2016; adMarketplace, a search engine advertiser, since 2012; Classic Brands, an e-commerce marketer of mattresses and related products, since August 2018; Dutchland Plastics, a roto-molding plastics manufacturer, since January 2017; Frontier Dermatology, a physician practice platform since January 2019; and Genus Oncology, an early-stage biotechnology company, since 2015. Mr. McLallen is also a founder and Co-Chairman of Tomahawk Strategic Solutions, a law enforcement and corporate training and risk management company, since 2014. From 2006 to 2015, Mr. McLallen was the Vice Chairman of Remington Outdoor Company, an outdoor consumer platform he co-founded with a major investment firm. Mr. McLallen was formerly with CIBC World Markets from 1995 to 2004, during which time he was a Managing Director, head of Debt Capital Markets and head of High Yield Distribution. Mr. McLallen started his career in the Mergers & Acquisitions Department of Drexel Burnham Lambert and was a founding member of The Argosy Group L.P. in 1990. Mr. McLallen received a B.A. with a double major in Economics and Finance from the University of Illinois at Urbana-Champaign.

Proposal 2: Ratification of Independent Registered Public Accounting Firm

The members of our Audit Committee and our Board of Directors believe the continued retention of Ernst & Young as our independent registered public accounting firm for the year ending December 31, 2023 is in our best interest. We anticipate that representatives of Ernst & Young will be present at the Annual Meeting, and it is expected that they will have an opportunity to make a statement regarding their services and will be available to respond to questions. Our Board of Directors does not know of any direct or indirect financial interest of Ernst & Young in the Company. Ratification requires the receipt of “FOR” votes constituting a majority of the votes cast on the proposal at the Annual Meeting, assuming a quorum is present.

Ernst & Young served as the Company’s independent registered public accounting firm for the fiscal years ended December 31, 2022 and 2021.

Principal Accountant Fees and Services

The following table sets forth the fees paid to Ernst & Young that were incurred by the Company and paid by the Company in fiscal years 2022 and 2021.

	Year Ended December 31,
	2022	2021
Audit Fees(1)	$1,482,861	$1,667,892
Audit-Related Fees(2)	—	—
Tax Fees(3)	14,654	50,475
All Other Fees(4)	—	—

Total Fees	$1,497,515	$1,718,367

(1)

Audit Fees. Audit fees consist of fees billed for professional services rendered for the audits of our financial statements, review of financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided by Ernst & Young in connection with statutory and regulatory filings.

(2)

Audit-Related Fees. Audit-related fees would include assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services would include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

(3)	Tax Fees. Tax fees consist of fees billed for professional services for tax compliance and tax advice.
(4)	All Other Fees. All other fees would include fees for products and services other than the services reported above.

Audit Committee Pre-Approval Policies and Procedures

Our Audit Committee has adopted a policy and related procedures requiring its pre-approval of all audit and non-audit services to be rendered by Ernst & Young. These policies and procedures are intended to ensure that the provision of such services does not impair Ernst & Young’s independence. These services may include audit services, audit-related services, tax services and other services. The policy provides for the annual establishment of fee limits for various types of audit services, audit-related services, tax services and other services, within which the services are deemed to be pre-approved by our Audit Committee. Ernst & Young is required to provide our Audit Committee with back-up information with respect to the performance of such services.

Our Audit Committee has delegated to its chair the authority to pre-approve services, up to a specified fee limit, to be rendered by Ernst & Young and requires that the chair report to our Audit Committee any pre-approval decisions made by the chair at the next scheduled meeting of our Audit Committee.

All services performed by Ernst & Young for the Company were pre-approved by our Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” PROPOSAL 2.

Audit Committee Report

The Audit Committee reports to the Board of Directors by providing oversight of (1) the integrity of our financial statements, (2) the effectiveness of the Company’s internal controls over financial reporting, (3) our compliance with legal and regulatory requirements, (4) the independent registered public accounting firm’s performance, qualifications and independence and (5) the responsibilities, performance, budget and staffing of our internal audit function. The Audit Committee is comprised of three directors, all of whom meet the standards of independence adopted by the SEC and Nasdaq.

In performing our Audit Committee oversight responsibilities, we have reviewed and discussed our audited financial statements for the year ended December 31, 2022 with management and with representatives of Ernst & Young, our independent registered public accounting firm.

The Audit Committee also discussed with Ernst & Young matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has received from Ernst & Young the written disclosures and the letter required by applicable requirements of the PCAOB regarding the Company’s independent registered public accounting firm’s communication with the Audit Committee concerning independence, and the Audit Committee has discussed the independence of Ernst & Young with representatives of such firm. The Audit Committee is satisfied that the non-audit services provided to us by Ernst & Young are compatible with maintaining their independence.

Management is responsible for our system of internal controls and the financial reporting process. Ernst & Young is responsible for performing an audit of the consolidated financial statements in accordance with the standards of the PCAOB and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

Based on the reviews and discussions referred to in this Audit Committee Report, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Walter F. McLallen, Chair

Stephen W. Powell

Andrew R. Heyer

CORPORATE GOVERNANCE

Strong corporate governance is an integral part of our core values. The Company’s business and affairs are managed by our Board of Directors, which may exercise all such powers of the Company as are not by our Articles required to be exercised by our shareholders. Our Board of Directors establishes Company policies and oversees our performance, our executive officers and other members of our management team to whom our Board of Directors has delegated authority to manage day-to-day business operations. Mr. Steven J. Heyer will not stand for re-election at the Annual Meeting, and therefore, his term will expire immediately following the Annual Meeting. Mr. S. Heyer’s resignation was not the result of any disagreement with management or the Board on any matter relating to the Company’s operations, policies or practices. Since Steven J. Heyer, whose term expires at the Annual Meeting, will not stand for re-election, our Board of Directors will be composed of nine directors following the Annual Meeting.

The following table sets forth the director class, name, age as of April 28, 2023, and other information for each member of our Board:

Board of Directors (as of the date hereof)

Director/Nominee	Age	Class	Audit Committee	Compensation Committee	Nominating and Governance Committee
Leonard Fluxman*	65	A
Steven J. Heyer**	70	A		✓*	✓
Andrew R. Heyer	65	A	✓
Marc Magliacano	48	B		✓
Walter F. McLallen†	57	B	✓*		✓
Jeffrey E. Stiefler	76	B		✓	✓*
Adam Hasiba	39	C
Stephen W. Powell	64	C	✓	✓	✓
Maryam Banikarim	54	C			✓
Glenn J. Fusfield	60	C

*	Indicates chairperson.
†	Indicates audit committee financial expert.
**Mr.

Heyer will not stand for re-election at the Annual Meeting, and therefore, his term will expire immediately following the Annual Meeting. Upon Mr. Heyer’s departure from our Board immediately following the Annual Meeting, Mr. Powell will become Chair of the Compensation Committee.

Leadership Structure

Our Board of Directors is responsible for establishing and maintaining an effective leadership structure for the Company. Our Board of Directors has not mandated a particular leadership structure, and thus maintains the flexibility to determine on an individual basis whether the positions of Chief Executive Officer and Executive Chairman of the board (the “Chairman of the Board”) should be combined or separated. This flexibility allows our Board of Directors to organize its functions and conduct its business in a manner it deems most effective based on the current circumstances. As of March 31, 2022, Leonard Fluxman serves as Executive Chairman, Chief Executive Officer, President and Director. Together, Mr. Fluxman and Stephen Lazarus (our Chief Operating Officer and Chief Financial Officer) lead a senior management team with over 130 years of combined industry experience. Steven J. Heyer will remain our designated Lead Independent Director until the Annual Meeting, at which point Stephen W. Powell will become our designated Lead Independent Director.

The Board believes that having Mr. Fluxman serve as both Chairman and Chief Executive Officer is the most effective leadership structure for the Company at this time. Mr. Fluxman has over 30 years of leadership and operations experience, including over 25 years of experience in the consumer and consumer-related products and services industry. Mr. Fluxman served as Steiner Leisure’s Chief Executive Officer from January 2001 to March 2019. The Board believes that he is uniquely well positioned to lead our business, operations and strategy at this time.

The combination of the Chief Executive Officer and Chairman roles at this time enables consistent communication and coordination with our team members throughout the Company and with our Board of Directors, and effective and efficient implementation of our business strategies. The combination of the Chief Executive Officer and Chairman roles is balanced by our Lead Independent Director position, by the independence of all of our other directors, each of whom has significant experience in leadership roles at public companies and other large, complex organizations, and by the three principal committees of the Board, each of which consists solely of independent directors.

Board Diversity Matrix

Although the Board does not have a specific diversity policy, the Board believes that diversity along multiple dimensions, including gender, race, ethnicity, sexual orientation, and professional expertise and experience, is an important factor in board composition. The below sets forth the self-identified diversity characteristics of our Board as of April 28, 2023. Each of the categories listed in the table below has the meaning as it is used in Nasdaq Rule 5605(f).

Board Diversity Matrix (as of April 28, 2023)
Total Number of Directors	10
	Female	Male	Non-Binary	Did Not Disclose Gender

Part I: Gender Identity
Directors	1	9

Part II: Demographic Background
White	1	9

Board of Directors Committees

Our Board of Directors has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. Members serve on these committees until their successors are duly elected and qualified or until their earlier resignation, removal or death. Our Board of Directors may establish other committees as it deems necessary or appropriate.

Our standing committee charters and code of ethics are posted on our website at www.onespaworld.com/investor-relations. Paper copies may be obtained upon request by writing to us: One Spa World Holdings Limited c/o One Spa World LLC, 770 South Dixie Highway, Suite 200, Coral Gables, Florida, 33146, Attention: Inga A. Fyodorova, Secretary.

For information related to Steiner Leisure’s board and committee designation rights under the Investment Agreement and the Governance Agreement, see “Certain Relationships and Related Party Transactions.”

Audit Committee

At least annually, our Audit Committee reviews and assesses its charter and its performance under the charter. In addition, our Audit Committee has, among others, the following authority and responsibilities:

•	Reviews the effectiveness and adequacy of our internal accounting controls structure and procedures and discusses such results with our independent auditors and management;

•

Considers the adequacy of internal accounting controls and procedures, the selection and recommendations of our independent auditors, the scope and results of annual audits, fees to be paid to our independent auditors, the annual audit plan and changes to the audit plan, and the performance of our independent auditors; and

•	At least quarterly, meets with management, internal auditors, and the independent auditor, in separate executive sessions, to review the Company’s financial statements and financial reports.

Our Audit Committee charter requires that each of the members of our Audit Committee is independent, as defined under SEC rules and the Nasdaq Listing Rules, and that each member is able to read and understand fundamental financial statements, including balance sheet, income statement, statement of equity and statement of cash flows. Additionally, at least one member of our Audit Committee will have past employment experience in finance or accounting, professional certification in accounting, or other comparable experience or background resulting in the individual being financially sophisticated, which may include being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities, and at least one member of the Committee must be an audit committee financial expert. The authority and responsibilities of our Audit Committee are described in greater detail in our Audit Committee charter, available on our website at www.onespaworld.com/investor-relations.

Our Audit Committee consists of Mr. McLallen (chairperson), Mr. Powell and Mr. A. Heyer. Mr. McLallen qualifies as an “audit committee financial expert” as that term is defined by the applicable SEC regulations and has employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background as required by the Nasdaq Listing Rules. Each of our Audit Committee members is “financially literate” as that term is defined by the Nasdaq Listing Rules and our Board of Directors has determined that each is independent pursuant to applicable SEC regulations and the Nasdaq Listing Rules. Our Audit Committee held eight meetings during the fiscal year ended December 31, 2022.

Compensation Committee

Our Compensation Committee of our Board of Directors has the responsibility and authority to supervise and review the affairs of the Company as they relate to the compensation and benefits of our executive officers and our Board of Directors. In carrying out these responsibilities, our Compensation Committee reviews all components of executive officer and director compensation for consistency with the Company’s compensation philosophy, as in effect from time to time, and with the interests of our shareholders. Notwithstanding the foregoing, our Board of Directors, at the recommendation of our Compensation Committee, is solely responsible for determining the compensation of our Board of Directors. The responsibilities and activities of our Compensation Committee are described in greater detail in the Compensation Committee charter, available on our website at www.onespaworld.com/investor-relations.

In addition, our Compensation Committee has, among others, the following authority and responsibilities:

•

Periodically review and advise our Board of Directors concerning the Company’s overall compensation (including executive officer and director compensation) for consistency with the Company’s compensation philosophy, as in effect from time to time, and with the interests of the Company’s shareholders, and will review and advise our Board of Directors concerning policies and plans, including a review of both regional and industry compensation practices and trends;

•

Review and recommend to our Board of Directors for approval the frequency with which the Company will conduct Say-on-Pay Votes, taking into account the results of the most recent shareholder advisory vote on frequency of Say-on-Pay Votes required by Section 14A of the Exchange Act, and review and approve the proposals regarding the Say-on-Pay Vote and the frequency of the Say-on-Pay Vote to be included in the Company’s proxy statement;

•	Monitor and assess risks associated with the Company’s compensation policies and consult with management regarding such risks;

•

Review and discuss with management the Company’s Compensation Discussion and Analysis (“CD&A”) and the related executive compensation information, and determine whether to recommend the CD&A and related executive compensation information for inclusion in the Company’s proxy statement for the annual meeting of shareholders, in accordance with applicable rules and regulations of the SEC;

•	Make recommendations to our Board of Directors regarding the establishment and terms of the Company’s incentive compensation plans and administer such plans;

•	Determine share ownership guidelines for the Chief Executive Officer and other executive officers of the Company and monitor compliance with such guidelines;

•	Obtain advice or assistance from compensation consultants, independent legal counsel, accounting, or other advisors, as appropriate to perform its duties;

•	Delegate all or a portion of its duties and responsibilities to one or more subcommittees of our Compensation Committee comprised of at least two members of our Compensation Committee;

•	Report to our Board of Directors on our Compensation Committee’s activities on a regular basis; and

•	Perform such other activities consistent with the charter, our Articles, and governing law as our Compensation Committee deems necessary or as our Board of Directors may direct.

Our Compensation Committee meets as often as it deems necessary to fulfill its responsibilities, but not less frequently than four times each year. Our Compensation Committee may request that any employee of the Company attend any of its meetings or meet with any Compensation Committee member or any consultant or advisor to the Compensation Committee. Our Compensation Committee will meet at least annually with the Company’s Chief Executive Officer and such other senior executives of the Company as the Committee deems appropriate; provided, however, that the chief executive officer may not be present during deliberations or voting regarding his or her compensation. They will also meet periodically in executive session without the presence of management.

Our Compensation Committee charter requires that each of the members of our Compensation Committee is independent and satisfies the requirements of Rule 10C-1 under the Exchange Act, and the Nasdaq Listing Rules. A director cannot serve on our Compensation Committee if any executive officer of the Company serves on the Board of Directors of an entity that employs such director as an executive officer.

Our Compensation Committee consists of Mr. Steven Heyer (chairperson), Mr. Powell, Mr. Magliacano and Mr. Stiefler. Upon the expiration of Mr. Steven Heyer’s term, Mr. Powell will become chairperson of the Compensation Committee. All members of the Compensation Committee are independent as defined by the applicable standards of the SEC and the Nasdaq Stock Market. Each member of our Compensation Committee is an “outside director” as defined in Section 162(m) of the Code and is a “non-employee” director as defined under Section 16 of the Exchange Act. Our Compensation Committee held five meetings during the fiscal year ended December 31, 2022.

Nominating and Governance Committee

Our Nominating and Governance Committee is responsible for (i) identifying individuals qualified to become members of our Board of Directors; (ii) selecting, or recommending to our Board of Directors, director nominees for each election of directors; (iii) developing and recommending to our Board of Directors criteria for selecting qualified director candidates; (iv) considering committee member qualifications, appointment and removal; (v) recommending a code of conduct applicable to the Company; and (vi) providing oversight in the evaluation of our Board of Directors and each committee. The responsibilities and activities of our Nominating and Governance Committee are described in greater detail in the Nominating and Governance Committee charter, available on our website at www.onespaworld.com/investor-relations.

Our Nominating and Governance Committee meets as often as it deems necessary or appropriate to fulfill its responsibilities, and at least once during each fiscal year. Our Nominating and Governance Committee may meet with management or individual directors at such time as it deems appropriate to discuss any matters.

Our Nominating and Governance Committee consists of Mr. Stiefler (chairperson), Mr. McLallen, Ms. Banikarim, Mr. Powell, and Mr. S. Heyer. All members of our Nominating and Governance Committee are independent as defined by the applicable standards of the SEC and the Nasdaq Stock Market. Our Nominating and Governance Committee held six meetings during the fiscal year ended December 31, 2022.

Nominating Functions

To fulfill its responsibilities and duties in connection with its nominating functions, our Nominating and Governance Committee, among other things:

•	Determines criteria for selecting new directors, including desired skills, experience and attributes, and identifies and actively seeks individuals qualified to become directors;

•

Evaluates and selects, or recommends to our Board of Directors, nominees for each election of directors, except that if the Company is at any time legally required by contract or otherwise to provide any third party with the ability to nominate a director, our Nominating and Governance Committee need not evaluate or propose such nomination, unless required by contract or requested by our Board of Directors;

•	Develops and recommends to our Board of Directors for approval standards for determining whether a director is independent;

•

Considers any nominations of director candidates validly made by the Company’s shareholders, reviews shareholder proposals and recommends Board responses, oversees engagement with shareholders and proxy advisory firms, and reviews proxy advisory firm policies and voting recommendations;

•	Reviews and makes recommendations to our Board concerning qualifications, appointment, and removal of committee members; and

•	Reviews our leadership structure and recommends changes to our Board of Directors as appropriate.

Corporate Governance

To fulfill its responsibilities and duties in connection with its corporate governance functions, our Nominating and Governance Committee, among other things:

•

Develops, proposes changes to our Board of Directors, or recommends for approval, and reviews on an ongoing basis the adequacy of our Articles and corporate governance guidelines applicable to the Company, including principles for director qualification standards, and diversity and sustainability and other corporate governance policies;

•	Reviews the code of ethics periodically and recommends changes and adopts procedures for monitoring and enforcing compliance with such code of ethics;

•	Reviews, at least annually, the Company’s compliance with the Nasdaq corporate governance listing requirements, and reports to our Board of Directors regarding the same;

•

Reviews and discusses with management disclosure of the Company’s corporate governance practices, including information regarding the operations of the Committee and other committees, director independence and the director nominations process, and recommends that this disclosure be included in the Company’s proxy statement or annual report on Form 10-K, as applicable;

•	Reviews emerging corporate governance trends and practices, and recommends changes to the Company’s corporate governance practices to our Board of Directors;

•	Assists our Board of Directors in developing evaluation criteria, and in the evaluation of the performance of our Board of Directors and committees; and

•	Performs any other activities consistent with the charter, our Articles, and governing law, as the Nominating and Governance Committee or our Board of Directors deems necessary or appropriate.

Board and Workforce Diversity

Our Nominating and Governance Committee is committed to seeking members from various professional backgrounds who combine a broad spectrum of experience and expertise with a reputation for the highest personal and professional integrity. Our Nominating and Governance Committee seeks to ensure that qualified director candidates with a diversity of gender, ethnicity and tenure are included in each pool of candidates from which Board of Director nominees are chosen, reviews the Company’s policies, programs and initiatives for employee diversity and inclusion, and provides guidance to our Board of Directors on diversity matters.

Shareholder Nominations

Our Nominating and Governance Committee considers and evaluates any candidate who is properly recommended by shareholders or identified by members of our Board of Directors.

A shareholder’s written nomination notice to the Secretary of the Company must set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting, and the reasons for conducting such business at such annual meeting, (b) the name and address, as they appear on the Company’s books, of the shareholder proposing such business, (c) the class and number of shares of the Company which are beneficially owned by the shareholder, (d) the names of any other beneficial owners of such shares, (e) any material interest of the shareholder in such business and (f) the names and addresses of other shareholders known by the shareholder proposing such business to support such proposal and the class and numbers of shares beneficially owned by such shareholders.

Director Independence

Our Board of Directors determines the independence of our directors by applying the independence principles and standards established by the SEC and the Nasdaq Listing Rules.

The Nasdaq Listing Rules require listed companies to have a board of directors with at least a majority of “Independent Directors” (as such term is defined in the Nasdaq Listing Rules). Under the Nasdaq Listing Rules, in order for a director to be deemed independent, the board of directors must determine that the individual does not have a relationship that would interfere with the director’s exercise of independent judgment in carrying out his or her responsibilities.

In accordance with the Nasdaq Listing Rules, our Board of Directors will annually determine each director’s independence. We will not consider a director independent unless our Board of Directors has determined that he or she has no material relationship with us. We will monitor the relationships of our directors and officers through a questionnaire each director will complete no less frequently than annually and update periodically as information provided in the most recent questionnaire changes.

As part of its analysis, our Board of Directors affirmatively determined that Messrs. Fusfield, Hasiba, A. Heyer, S. Heyer, Magliacano, McLallen, Powell and Stiefler and Ms. Banikarim are independent. In making these determinations, our Board of Directors reviewed and discussed information provided by the directors and the Company with regard to each director’s business and other outside activities as they may relate to the Company and our management team.

Board of Directors Meetings; Executive Sessions; Annual Shareholders’ Meetings

The Chairman of the Board presides over each Board of Directors meeting. Our Board of Directors meets at least quarterly to assess corporate governance matters and the effectiveness of our current management and leadership structure. An executive session of independent members of our Board of Directors is held at least annually, and any director may call for an executive session at any Board of Directors’ meeting.

Our Board of Directors may convene special meetings of the shareholders of the Company at such times and in such manner and places within or outside The Bahamas, or by means of remote communication, as the directors consider necessary or desirable.

During the fiscal year ended December 31, 2022, our Board of Directors held six regular meetings and no special meetings. All of our directors attended at least 75% of the meetings of the Board and of the committees on which they served during such fiscal year. We have not established a policy with respect to director attendance at our annual meeting of shareholders, however, all of our directors and nominees are encouraged to attend our annual meetings. All of our directors attended the 2022 annual meeting of shareholders.

Evaluation of Board and Committee Performance

The Nominating and Governance Committee assists our Board of Directors in developing criteria for the evaluation, and in evaluating, the performance of our Board of Directors and committee performance.

The Nominating and Governance Committee will evaluate the standing committees, including each member of such committee. The committee will assess and recommend to our Board of Directors committee composition and any necessary changes to committee charters.

The Nominating and Governance Committee will periodically assess and communicate with our Board of Directors concerning the appropriate criteria for nominating and appointing directors, including the size and composition of our board of directors, corporate governance policies, Nasdaq Capital Market listing standards, SEC laws, and any other applicable rules and regulations.

Risk Oversight

Our Board of Directors fulfills its oversight role through the operations of, and discussions with, its standing committees. Our Board of Directors oversees our strategy and governance of environmental, social and governance (“ESG”) matters, including diversity, sustainability and social responsibility. Our Audit Committee, at least annually, reports and discusses the guidelines and policies with respect to risk assessment and risk management of the Company’s risk exposure with our Board of Directors. Our Audit Committee reviews with the Chief Executive Officer and Chief Financial Officer of the Company any report on significant deficiencies in the design or operation of the internal controls that could adversely affect the Company’s ability to record, process, summarize or report financial data, any material weaknesses in the internal controls identified to the auditors, and any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls. Additionally, our Audit Committee discusses major financial risk exposures and cybersecurity risks and the steps management has taken to monitor and control such exposures.

Our Audit Committee also establishes procedures for the receipt, investigation, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. Our Audit Committee also adopts, as necessary, appropriate remedial measures or actions with respect to such complaints or concerns and review and investigates conduct alleged by our Board of Directors to be in violation of the Company’s code of ethics, and adopts, as necessary or appropriate, remedial, disciplinary, or other measures with respect to such conduct.

Communications with our Board of Directors

Shareholders and interested parties may contact any member (or all members) of our Board of Directors (including, without limitation, the non-management directors as a group), any committee of our Board of Directors or the chair of any such committee by mail. All such correspondence may be sent to our Board of Directors, any committee or any individual director, c/o One Spa World LLC, 770 South Dixie Highway, Suite 200, Coral Gables, Florida, 33146, Attention: Inga A. Fyodorova, Secretary.

Code of Ethics

Our Board of Directors has adopted a code of ethics that applies to our executive officers, directors, employees and agents. A copy of the code of ethics will be provided without charge upon request from us and is available on our corporate website at onespaworld.com/investor-relations. The information contained on, or that can be accessed through, the websites referenced throughout this proxy statement are not incorporated into this proxy statement. Further, references to website addresses throughout this proxy statement are intended to be inactive textual references only. We intend to disclose any amendments to or waivers of certain provisions of our code of ethics in a Current Report on Form 8-K.

Insider Trading Policy—Prohibition on Hedging and Pledging

Our insider trading policy prohibits our and our subsidiaries’ directors, officers and employees from engaging in hedging or monetization transactions such as selling “short,” buying or selling puts or calls or other derivatives on OneSpaWorld securities, or otherwise entering into any hedging arrangements involving our securities. Additionally, our directors, officers and other employees are prohibited from holding Company securities in a margin account or otherwise pledging Company securities as collateral for a loan.

Sustainability and Social Responsibility

A primary responsibility of our Board of Directors and our leadership team involves overseeing our corporate strategy with respect to establishing, implementing and monitoring our ESG policies, practices and procedures embedded across our operations in order to mitigate risks and maximize the long-term performance and value of the Company. Our Board of Directors fulfills this duty through their oversight functions, with operational management delegated to our executive officers and management team.

The Company has formalized a plan to confirm, establish, manage, assess and communicate our ESG policies, practices and procedures (the “ESG Plan”). Our ESG Plan was informed by components of industry-leading frameworks, including the Sustainability Accounting Standards Board (“SASB”) (now as part of IFRS Foundation), and the United Nations Sustainable Development Goals, pertinent to the Company’s operations and goals. Pursuant to the ESG Plan and in consultation with a leading ESG advisory firm, we created an internal ESG working group, led by our Chief Financial Officer and Chief Operating Officer, Senior Vice President of Taxation, and Vice President and General Counsel. This group reports to our Executive Chairman and the Nominating and Governance Committee of our Board on an ongoing basis, with formal presentations made at least quarterly. We have conducted interviews of internal stakeholders, to identify and assess the ESG related risks and opportunities relevant to our business. Among other initial ESG Plan deliverables, we have developed our Sustainability and Social Responsibility website, at www.onespaworld.com/our-world/corporate-social-awareness, which outlines our ESG policies, practices and procedures. We also intend to publish our inaugural ESG Report in 2023.

We believe how we manage our impact on the environment and the communities where we operate, our relationships with all constituencies across our business, and the accountability of our leadership to our employees and our shareholders are all critically important to the success of our business. Our strategic priorities to achieve these objectives include programs designed to incorporate sustainable business practices into our operations, foster a respectful and equitable workplace with broad employee diversity and inclusive opportunity, enhance employee support and personal and career development, strengthen data privacy and cybersecurity, and invest in our communities by continuing to support local organizations and programs that align with our values of wellness, diversity, and sustainability.

A Commitment to Environmental Stewardship

As a company with a deep-seated devotion to the environment, we believe that our sustainability policies, practices and procedures mitigate risk and create meaningful long-term value for our stakeholders. We work to promote practices that are efficient and effective relative to resource conservation and preservation. We have implemented sustainable practices across our organization, including workplace recycling, paper usage and plastic water bottle reduction, and light sensor installations to reduce electricity consumption. We have collaborated with our third-party product suppliers to introduce improved packaging and product solutions to reduce environmental impacts. Initiatives include changes to our packaging materials from polystyrene to recyclable pillow packs, removal of paper leaflets from our shipments, and elimination of plastic spatulas from certain of our supplier products. Our primary supplier is a certified B Corporation® that prioritizes strong standards of social and environmental performance, accountability, and transparency, including ingredient traceability and utilization of biodegradable rinse-off formulas.

A Focus on People

As the pre-eminent global operator of health and wellness services onboard cruise ships and in destination resorts, our people are essential to the performance of our operations, the long-term success of our Company, and the value we deliver to our shareholders. They are responsible for upholding our purpose, integrity, and accountability, and representing OneSpaWorld’s mission and values as a global health and wellness company. To attract, retain, motivate, and advance the best talent, we focus on building a culture where employees can safely thrive in an environment supportive of their unique personalities, boundaries, talents, passions, strengths, challenges, responsibilities, and personal and career goals.

The Human Capital section of our 2022 Annual Report on Form 10-K addresses the programs and practices pertaining to our people, culture and ethics, diversity and inclusion, talent attraction, talent retention, training and development, health and safety, and succession plan.

We invest in our communities by providing educational scholarships and support our team members facing adversity, including the mobilization efforts our corporate and onboard teams have undertaken to serve our people impacted by the hostilities in Ukraine. In response to the near cessation of our operations due to the COVID-19 pandemic, we repatriated 3,220 of our cruise ship personnel to their homes around the world at our cost. Since the beginning of our return to service in the summer of 2021, we have supported our employees with protocols and trainings we created to safeguard their health and safety, including our comprehensive manual entitled “Guidelines for Protection and Sanitization,” or “GPS.” We also donate to local organizations and programs that align with our values of wellness, diversity, and sustainability.

As evidenced by these commitments and initiatives in support of our people, communities, and planet, we continue to imagine, develop and undertake strategies, policies and procedures across our Company designed to advance the interests of all of our stakeholders.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Compensation arrangements with our named executive officers and directors are described elsewhere in this proxy statement.

Investment Agreement

On April 30, 2020, we entered into an Investment Agreement (the “Investment Agreement”) with Steiner Leisure and certain other investors, including members of our management and Board of Directors (collectively, the “Co-Investors” and, together with Steiner Leisure, the “Investors”). Pursuant the Investment Agreement, we completed a private placement financing transaction on June 12, 2020 (the “2020 Private Placement”) in which, among other things, (i) we issued to Steiner Leisure an aggregate of (x) approximately 15.0 million non-voting common shares and (y) warrants to purchase approximately 4.0 million non-voting common shares at an exercise price of $5.75 per share, and (ii) we issued to the Co-Investors an aggregate of (x) approximately 3.7 million voting common shares and (y) warrants to purchase approximately 1.0 million voting common shares at an exercise price of $5.75 per share, for an aggregate purchase price of $75.0 million. We paid approximately $6.4 million of offering-related expenses, resulting in total net proceeds of approximately $68.6 million.

Steiner Leisure Director Designation Right

Under the terms of the Investment Agreement, Steiner Leisure was granted the right to designate and appoint three directors to the Company’s board of directors at the closing of the Private Placement, with two of these directors being Class C directors and the other director being a Class B director. One of the Class C director seats is not subject to re-designation by Steiner Leisure at the expiration of the initial term thereof under the Governance Agreement.

Transfer Restrictions

Following the closing of the Private Placement, the Investors (other than Neuberger Berman Group LLC) were not able to transfer the purchased common shares and warrants until the twelve-month anniversary of such closing, subject to customary exceptions (e.g., transfers to affiliates). Such twelve-month anniversary occurred, and the foregoing transfer restrictions ended, on June 12, 2021.

Governance Agreement

Designation Rights

In connection with the closing of the Private Placement on June 12, 2020, the Company, Steiner Leisure and, solely for the purpose of Section 18 thereof, Haymaker Acquisition Corp. (“HYAC”) entered into the Governance Agreement, pursuant to which Steiner Leisure and certain of its affiliates were granted certain consent, director designation, and other rights with respect to the Company described in this subsection. The Governance Agreement supersedes the Director Designation Agreement, dated as of November 1, 2018, by and among the Company, Steiner Leisure and HYAC.

Under the terms of the Governance Agreement, among other things, Steiner Leisure has the right to designate and appoint (a) two directors so long as Steiner Leisure and its affiliates own at least 15% of the issued and outstanding common shares and (b) one director so long as Steiner Leisure and its affiliates own at least 5% of the issued and outstanding common shares.

So long as Steiner Leisure and its affiliates own at least 15% of the issued and outstanding common shares, (a) the directors designed by Steiner Leisure will have proportionate representation on each committee of the Board (rounded up to the nearest whole number of directors, unless such rounding would result in Steiner Leisure directors representing a majority), subject to applicable legal and stock exchange requirements, and (b) Steiner Leisure will have the right to appoint a non-voting observer to all committees for which none of the Steiner Leisure directors are members.

The following individuals are Steiner’s initial director designees pursuant to its designation rights under the Investment Agreement (for more information regarding Steiner Leisure’s board designation and appointment rights, see “Steiner Leisure Director Designation Rights” above for more information).

Class B Initial Steiner Designee: Marc Magliacano is the initial Class B director designee by Steiner Leisure and serves as a member of the Compensation Committee. For more information regarding Mr. Magliacano, see “Proposal 1: Election of Directors—Our Class B Directors.”

Class C Initial Steiner Designee: Adam Hasiba is the initial Class C director designee by Steiner Leisure. For more information regarding Mr. Hasiba, see “Proposal 1: Election of Directors—Our Class C Directors.”

Consent Rights

Under the terms of the Governance Agreement, a majority-in-interest (based on ownership of common shares) of Steiner Leisure and its affiliates will be entitled to negative consent rights related to the following matters so long as they own at least 15% of the issued and outstanding common shares:

•

any amendment of the Company’s organizational documents in a manner that adversely affects the rights or obligations of Steiner Leisure and its affiliates under (i) the organizational documents of the Company or (ii) any shareholders or similar agreement with Steiner Leisure and its affiliates; provided that this negative consent right shall not apply to any amendment to the Company’s organizational documents in connection with the issuance of senior equity securities so long as the common shares held by Steiner Leisure and its affiliates are treated the same economically as the common shares held by shareholders other than Steiner Leisure and its affiliates;

•	any liquidation, dissolution, recapitalization, reorganization, bankruptcy or similar event;

•	changing the size of the Board of Directors or the classes on which members of the Board serve; and

•	entry into any related party transaction, subject to customary exceptions.

A majority in interest of Steiner Leisure and its affiliates will be entitled to negative consent rights related to the following matters so long as they own at least 25% of the issued and outstanding common shares:

•

any issuance of senior equity securities that, together with one or more series of related issuances of equity securities, would require shareholder approval under Nasdaq’s (or, if the Company’s equity securities are listed on another exchange, such other exchange’s) listing rules;

•	any merger, consolidation or other sale of the Company that would result in net consideration per common share to Steiner Leisure and its affiliates less than $4.00 per common share;

•

any new incentive equity or similar plan or any amendments or modifications to any such existing plans that require shareholder approval under Nasdaq’s (or, if the Company’s equity securities are listed on another exchange, such other exchange’s) listing rules;

•

any increase in the Company’s consolidated aggregate net indebtedness for borrowed money (other than revolving credit) to an amount exceeding four times the Company’s EBITDA for the most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional indebtedness is incurred;

•

acquisitions that require shareholder approval under Nasdaq’s (or, if the Company’s equity securities are listed on another exchange, such other exchange’s) listing rules or the disposition of all or substantially all of the Company’s assets; and

•	materially altering the Company’s existing principal line of business.

Information Rights

In addition to any other information or similar rights that Steiner Leisure and its affiliates may be entitled to as an equityholder of a Bahamian public company, so long as Steiner Leisure and its affiliates are entitled to designate a director to the Board of Directors, Steiner Leisure will be entitled to receive any information received by members of the Board of Directors and share such information with its affiliates and other representatives (subject to customary exceptions and conditions).

Registration Rights Agreement

On June 12, 2020, the Company, the Investors and certain existing shareholders of the Company entered into a Second Amended and Restated Registration Rights Agreement (the “A&R RRA”). The A&R RRA provided for customary registration rights, including demand and piggyback rights subject to cut-back provisions. In addition, the Company agreed to use its commercially reasonable efforts to file a shelf registration statement to register the resale of the Investors’ securities within 30 days following the closing of the Private Placement. At any time, and from time to time, Steiner Leisure is entitled to make up to three demands per year (subject to meeting a minimum offering size requirement) that a resale of common shares pursuant to such shelf registration statement be made pursuant to an underwritten offering. Pursuant to the A&R RRA, subject to certain exceptions, the Investors will agree not to sell, transfer, pledge or otherwise dispose of their shares during the seven days before and 90 days after the pricing of any underwritten offering of the Company, and will enter into a customary lock-up agreement to such effect.

Services Agreement

OSW Predecessor entered into a Services Agreement with Steiner Management Services LLC (“SMS”), Bliss World LLC (“Bliss”), Nemo Investor Aggregator, Limited (“Nemo” and together with SMS and Bliss, the “SMS Parties”), which became effective as of January 1, 2020. The agreement provided that SMS shall pay to OSW fees for certain operational and related services in two installments totaling $450,000 and that OSW shall pay to SMS 40% of the employment costs of a legal assistant of an affiliate of SMS. The agreement terminated on December 31, 2020. On April 27, 2021, the SMS Parties entered into a new Services Agreement, which provides that SMS shall pay to OSW fees for certain reduced operational and related services in two installments totaling $75,000. The agreement terminated on December 31, 2021. On April 26, 2022, the SMS Parties entered into a new Services Agreement, which provides that SMS shall pay to OSW fees for certain reduced operational and related services in two installments totaling $75,000. The agreement terminated on December 31, 2022.

Exchange Agreements

On March 14, 2023, the Company entered into exchange agreements with certain directors and other affiliated holders of the Company with respect to 3,055,906 private warrants exercisable for $11.50 per share (the “Private Warrants”), which were exchanged at a fixed exchange ratio of 0.175 common shares per Private Warrant. Such ratio reflected a price per warrant of $1.62 and a price of $10.74 per common share. Affiliated holders of Private Warrants also agreed not to transfer common shares issuable upon such exchange for a period of 60 days commencing on March 14, 2023.

Review, Approval or Ratification of Transactions with Related Persons

Consistent with Bahamian law and our Articles, we have adopted a code of ethics that prohibits directors and executive officers from engaging in transactions that may result in a conflict of interest with us. The code of ethics includes a policy requiring that our Board of Directors review any transaction a director or executive officer proposes to have with us that could give rise to a conflict of interest or the appearance of a conflict of interest, including any transaction that would require disclosure under Item 404(a) of Regulation S-K. In conducting this review, our Board of Directors is obligated to ensure that all such transactions are approved by a majority of our Board of Directors not otherwise interested in the transaction and are fair and reasonable to us and on terms not less favorable to us than those available from unaffiliated third parties.

Our Audit Committee also reviews and approves any transactions between the Company and any related person (as defined in Item 404 of Regulation S-K) on an ongoing basis, in accordance with Company policies and procedures; keeps the Company’s independent auditor informed of the Committee’s understanding of the Company’s relationships and transactions with related persons that are significant to the Company and whether the Audit Committee has concerns regarding relationships or transactions with related persons and, if so, the substance of those concerns; and reviews and discusses with the Company’s independent auditor the independent auditor’s evaluation of the Company’s identification of, accounting for, and disclosure of its relationships and transactions with related persons, including any significant matters arising from the audit regarding the Company’s relationships and transactions with related persons.

Executive Officers

Name	Age	Position
Leonard Fluxman	65	Executive Chairman, Chief Executive Officer and President
Stephen B. Lazarus	59	Chief Financial Officer and Chief Operating Officer
Susan Bonner	58	Chief Commercial Officer

Leonard Fluxman See “Proposal 1: Election of Directors—Our Class A Directors.”

Stephen B. Lazarus is our Chief Financial Officer and Chief Operating Officer. Prior to the Business Combination, he served as Chief Operating Officer and Chief Financial Officer of Steiner Leisure since December 2014. From August 2006 to 2014, Mr. Lazarus served as Steiner Leisure’s Executive Vice President and Chief Financial Officer. From July 2003 through August 2006, Mr. Lazarus served as Steiner Leisure’s Senior Vice President and Chief Financial Officer. From October 1999 until joining Steiner Leisure, Mr. Lazarus was Division Vice President and Chief Financial Officer for Rayovac Corporation’s Latin America Division. From September 1998 through September 1999, Mr. Lazarus was Director, Financial Planning and Analysis for Guinness, a division of Diageo. Prior to that, Mr. Lazarus was with Duracell, Inc. (later a subsidiary of The Gillette Company) from February 1990 until April 1998, where he held finance and business positions of increasing responsibility. From February 1988 to January 1990, Mr. Lazarus was employed by Ernst & Young as a senior auditor. Mr. Lazarus earned a Bachelor of Commerce degree from the University of Witwatersrand and a Masters of Science in Management from the University of London.

Susan Bonner is our Chief Commercial Officer since October 2020. She has over 20 years of experience in the cruise line sector and is a seasoned executive with a proven track record and significant background in strategy, revenue management, operations management, sales, and marketing. Prior to joining the Company, she served as Managing Director and Vice President, APAC Region for Celebrity Cruises, a subsidiary of Royal Caribbean International, since January 2020, Ms. Bonner developed strategic plans, executed operational initiatives, and established critical partnerships, among other responsibilities. Previously, she served in global leadership roles at Royal Caribbean International and its five brands, including Managing Director and Vice President, Australia and New Zealand from June 2018 to October 2020 and Vice President, Revenue Management and Onboard Revenue for Celebrity Cruises from January 2015 to June 2018. Prior to her time with Royal Caribbean, she served with Norwegian Cruise Line, Seabourn Cruise Line and KPMG Consulting.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Overview

Our Introduction

As an emerging growth company, we have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies” as such term is defined in the rules promulgated under the Securities Act. This section discusses the material components of the executive compensation program for our Chief Executive Officer and our two other most highly compensated officers, who we refer to as our “Named Executive Officers.” As of the year ended December 31, 2022, our Named Executive Officers were Leonard Fluxman, Susan Bonner and Stephen B. Lazarus.

This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt in the future may differ materially from the currently planned programs summarized in this discussion.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards($)(3)		Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)
Leonard Fluxman(7)	2022	910,252	—	2,365,556	(4)	1,873,019	90,539	5,239,366
President, Executive Chairman and Chief Executive Officer	2021	875,243	531,094	2,648,410		1,062,188	86,553	5,203,488

Susan Bonner	2022	500,500	89,894	509,374	(4)	617,925	33,311	1,751,004
Chief Commercial Officer	2021	481,250	50,000	611,176		288,750	32,302	1,463,478

Stephen B. Lazarus	2022	579,251	—	876,367	(4)	858,183	72,895	2,386,696
Chief Operating Officer and Chief Financial Officer	2021	556,973	243,338	1,066,365		486,675	67,322	2,420,673

(1)	Amounts reflect the 2021 and 2022 base salary amounts approved for each Named Executive Officer.
(2)

For 2022, amount includes a discretionary bonus approved by the Board in February of 2023 in an amount of $89,894 to reward and recognize Ms. Bonner for her significant efforts in the 2022 calendar year.

(3)

Amounts reflect the grant date fair value of restricted stock units (“RSUs”) and performance stock units (“PSUs”) granted to the Named Executive Officers as computed in accordance with FASB ASC 718, and in respect of PSUs, based on the probable outcomes of the performance conditions as of the grant date. The assumptions used in calculating the grant date fair value of the RSUs and PSUs granted in 2022 are set forth in Note 10 to the Consolidated Financial Statements included in the Company’s 2022 Annual Report, filed with the SEC on March 3, 2023. The PSUs and RSUs granted in 2022 were granted with dividend equivalent rights that will vest and be settled at the same time and subject to the same terms and conditions as the corresponding PSUs or RSUs, as applicable. The grant date value of the PSUs granted to Ms. Bonner and Messrs. Fluxman and Lazarus on December 6, 2022, assuming the highest level of performance conditions will be achieved (200%), is $601,563, $2,606,735, and $1,049,598, respectively. The assumptions used in calculating the grant date fair value of the RSUs and PSUs granted in 2021 are set forth in Note 10 to the Consolidated Financial Statements included in the Company’s 2021 Annual Report, filed with the SEC on March 4, 2022. The PSUs and RSUs granted in 2021 were granted with dividend equivalent rights that will vest and be settled at the same time and subject to the same terms and conditions as the corresponding PSUs or RSUs, as applicable. The grant date value of the following PSUs granted to Ms. Bonner and Messrs. Fluxman and Lazarus in 2021, assuming the highest level of performance conditions will be achieved (200%), is: (i) $611,176 for the December 2021 PSU grant to Ms. Bonner and (ii) $2,648,410 and $1,066,365 for the December 2021 PSU grants to Messrs. Fluxman and Lazarus, respectively. The PSUs granted to Messrs. Fluxman and Lazarus in December 2021 are not subject to a maximum and can only vest up to the target amount of the Company’s common shares underlying the award.
(4)

Amounts reflect the grant date fair value of RSUs granted to the Named Executive Officers as computed in accordance with FASB ASC 718. Such RSUs represent 50% of the 2021 annual performance-based incentive bonuses that were issued in the form of RSUs and were fully vested as of December 5, 2022.

(5)

Amounts for 2022 reflect annual performance-based incentive bonuses earned by each of Ms. Bonner and Messrs. Fluxman and Lazarus, as set forth in their respective Employment Agreements, which were paid in cash. See “—Narrative to Summary Compensation Table—Executive Employment Agreements” below for further information regarding the 2022 bonus opportunities.

(6)

Amounts for 2022 reflect: (i) 401(k) Plan employer matching contributions of $12,200 for each of Ms. Bonner and Messrs. Fluxman and Lazarus; (ii) a private office and an annual automobile allowance equal to $10,000 for Ms. Bonner, $25,000 for Mr. Fluxman and $15,000 for Mr. Lazarus; (iii) an amount equal to $11,111 for Ms. Bonner, $39,703 for Mr. Fluxman and $35,850 for Mr. Lazarus, in each case, for fringe payments received in 2022 for medical, dental, vision and long-term disability premiums; and (iv) an amount equal to $13,636 for Mr. Fluxman and $9,845 for Mr. Lazarus, in each case, for reimbursement of life insurance premiums. Amounts for 2021 reflect: (i) 401(k) Plan employer matching contributions of $11,600 for each of Messrs. Fluxman and Lazarus and $4,667 for Ms. Bonner; (ii) a private office and an annual automobile allowance equal to $10,000 for Ms. Bonner, $25,000 for Mr. Fluxman and $15,000 for Mr. Lazarus; (iii) an amount equal to $17,635 for Ms. Bonner, $36,317 for Mr. Fluxman and $30,877 for Mr. Lazarus, in each case, for fringe payments received in 2021 for medical, dental, vision and long-term disability premiums; and (iv) an amount equal to $13,636 for Mr. Fluxman and $9,845 for Mr. Lazarus, in each case, for reimbursement of life insurance premiums.

(7)	Mr. Fluxman serves on our Board but did not receive any additional compensation for such service.

Narrative to Summary Compensation Table

Executive Employment Agreements

Executive Employment Agreements. Certain of the compensation paid to the Named Executive Officers reflected in the Summary Compensation Table above was provided pursuant to employment agreements with OneSpaWorld (each an “Employment Agreement,” and, collectively, the “Employment Agreements”). The Employment Agreements for Messrs. Fluxman and Lazarus each provide an initial term ending on December 31, 2020, subject to automatic one-year renewals thereafter unless either party provides 90 days’ prior notice not to renew the term. The Employment Agreement for Ms. Bonner provides an initial term ending on December 31, 2021, subject to automatic one-year renewals thereafter unless either party provides 90 days’ prior notice not to renew the term. The Employment Agreements generally provide for base salary, incentive compensation, benefits, severance protection and a grant of Company equity awards. Pursuant to the terms of the Employment Agreements, the Named Executive Officers are subject to non-competition, non-hire and non-solicitation of employees and customers/suppliers restrictions during employment and for a period of two years for Messrs. Fluxman and Lazarus and one year for Ms. Bonner following their termination of employment, as well as perpetual mutual non-disparagement and confidentiality obligations.

Non-Equity Incentive Compensation. For 2022, our Named Executive Officers were eligible to earn annual performance-based cash incentive bonuses pursuant to their respective Employment Agreements. Bonus opportunities for 2022 were based on a formula and performance criteria approved by our Compensation Committee in its sole discretion. The potential bonus each Named Executive Officer was eligible to earn for 2022 ranged from 75% to 150% of base salary (with a target bonus equal to 75% of base salary) for Ms. Bonner, 90% to 180% of base salary (with a target bonus equal to 90% of base salary) for Mr. Lazarus and 125% to 250% of base salary (with a target bonus equal to 125% of base salary) for Mr. Fluxman (each applicable target bonus, the Named Executive Officer’s “Target Annual Bonus”), subject to continued employment through the end of the performance period. Achievement falling below the minimum performance targets would result in no payout of the award, unless our Compensation Committee determined otherwise. The performance goals used to determine 2022 annual bonuses were based on achievement of budgeted EBITDA levels. The 2022 performance goals were achieved at maximum levels based on achievement of EBITDA, and, as a result, Ms. Bonner and Messrs. Fluxman, and Lazarus were eligible to receive a 2022 annual bonus equal to $617,925, $1,873,019 and $858,183, respectively.

Equity Awards. Our Named Executive Officers received restricted stock unit and performance stock unit grants in 2022 under the 2019 Plan. See “—Outstanding Equity Awards at 2022 Fiscal Year End—” and “—Severance, Change in Control and Equity Arrangements—Outstanding Equity Awards” below for further information regarding these equity awards.

Health and Welfare Plans, and Retirement Plans

Health and Welfare Plans. Our Named Executive Officers are eligible to participate in the Company’s standard employee benefit plans, including medical, life, and disability benefits.

Retirement Plan

We maintain a retirement plan that is intended to qualify for favorable tax treatment under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”), containing a cash or deferred feature that is intended to meet the requirements of Section 401(k) of the Code (our “401(k) Plan”). All regular U.S. employees who have completed at least three months of service and have attained at least age 21 are generally eligible to participate in our 401(k) Plan, including our Named Executive Officers. Participants may make pre-tax contributions to the 401(k) Plan from their eligible earnings up to the statutorily prescribed annual limit on pre-tax contributions under the Code. Participants who are 50 years of age or older may contribute additional amounts based on the statutory limits for catch-up contributions. No minimum benefit is provided under the 401(k) Plan. An employee is 100% vested in his or her pre-tax deferrals when contributed and employer safe harbor matching contributions, and any other employer contributions vest ratably over four years. Our 401(k) Plan provides for employer safe harbor matching contributions equal to 100% of up to 3% of compensation plus 50% on the next 2% of compensation, and discretionary employer matching and non-elective contributions.

Outstanding Equity Awards At 2022 Fiscal Year End

The following table summarizes the outstanding equity awards held as of December 31, 2022 by each of the Named Executive Officers. The market value of RSUs and PSUs reflected below were calculated based on the closing price of OneSpaWorld’s common shares on December 30, 2022 of $9.33.

Name	Grant Date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)		Equity incentive plan awards: Market value of unearned shares, units or other rights that have not vested ($)
Leonard Fluxman	12/6/2022	126,541	(1)	1,180,628	253,082	(3)	2,361,255
	12/7/2021	86,805	(2)	809,891	117,707	(4)	1,098,206
	8/18/2020	229,167	(5)	2,138,128	171,875	(6)	1,603,594
	12/21/2020	43,930	(7),(8)	409,867	71,693	(8)	668,896
Susan Bonner	12/6/2022	29,202	(1)	272,455	58,404	(3)	544,909
	12/7/2021	20,032	(2)	186,899	27,162	(4)	253,421
	10/13/2020	44,209	(10)	412,470	20,833	(9)	194,372
	12/21/2020	4,437	(7),(8)	41,397	7,242	(8)	67,568
Stephen Lazarus	12/6/2022	50,951	(1)	475,373	101,902	(3)	950,746
	12/7/2021	34,951	(2)	326,093	47,393	(4)	442,177
	8/18/2020	105,167	(5)	981,208	78,875	(6)	735,904
	12/21/2020	15,841	(7),(8)	147,797	25,854	(8)	241,218

(1)

Reflects RSUs granted on December 6, 2022, that vest 1/3 on each of the first, second and third anniversaries of the grant date. Upon a termination by OneSpaWorld without “cause” or due to death or disability or by the Named Executive Officer for “good reason” (as each such term is defined in their Employment Agreements), the RSUs will accelerate and vest. The RSUs will also accelerate and vest upon a “change in control” (as defined in the 2019 Plan), subject to the Named Executive Officer’s continued employment through the consummation of such change in control. If the Named Executive Officer terminates employment and such Named Executive Officer has at least ten years of full-time employment with OneSpaWorld and is at least 65 years old (an “Eligible Retirement”), the Named Executive will remain eligible to continue to vest in the RSUs following the termination of employment, subject to compliance with such Named Executive Officer’s restrictive covenants. Upon any other termination event, any unvested RSUs will be forfeited (and upon a termination for cause, all RSUs (whether vested or unvested) will be forfeited).

(2)

Reflects RSUs granted on December 7, 2021, that vest 1/3 on each of the first, second and third anniversaries of the grant date. Upon a termination by OneSpaWorld without “cause” or due to death or disability or by the Named Executive Officer for “good reason” (as each such term is defined in their Employment Agreements), the RSUs will accelerate and vest. The RSUs will also accelerate and vest upon a “change in control” (as defined in the 2019 Plan), subject to the Named Executive Officer’s continued employment through the consummation of such change in control. Upon an Eligible Retirement, the Named Executive Officer will remain eligible to continue to vest in the RSUs following the termination of employment, subject to compliance with such Named Executive Officer’s restrictive covenants. Upon any other termination event, any unvested RSUs will be forfeited (and upon a termination for cause, all RSUs (whether vested or unvested) will be forfeited).

(3)

Reflects PSUs granted on December 6, 2022, which performance vest up to a maximum of 200% based on achievement of specified EBITDA performance goals during the one-year period following the grant date (the “Earned 2022 PSUs”), as determined by the Compensation Committee no later than March 15th following such performance period (such determination date, the “Determination Date”), and such Earned 2022 PSUs will fully vest 1/3 on each of the Determination Date and the second and third anniversaries of the grant date.

The PSUs reflected above are based on maximum performance achievement. Upon a termination by OneSpaWorld without “cause” or due to death or disability or by the Named Executive Officer for “good reason” (as each such term is defined in their Employment Agreements), 100% of the PSUs will accelerate and vest. If the Named Executive Officer terminates employment following the performance period and the Determination Date due to an Eligible Retirement, such Named Executive Officer will remain eligible to continue to vest in any Earned PSUs following termination, subject to compliance with the Named Executive Officer’s restrictive covenants. The PSUs will be subject to the terms of the 2019 Plan upon a change in control, except that if the change in control occurs (i) during the performance period and prior to the Determination Date, the target number of PSUs will be deemed earned and vest upon such change in control, or (ii) following the performance period and the Determination Date, any outstanding Earned PSUs will vest upon such change in control, subject, in each case, to the Named Executive Officer’s continued employment through the consummation of such change in control.

(4)	Reflects PSUs granted on December 7, 2021 that have satisfied the applicable performance conditions and remain subject to time vesting conditions.

Upon a termination by OneSpaWorld without “cause” or due to death or disability or by the Named Executive Officer for “good reason” (as each such term is defined in their Employment Agreements), 100% of the PSUs will accelerate and vest. If the Named Executive Officer terminates employment following the performance period and the Determination Date due to an Eligible Retirement, such Named Executive Officer will remain eligible to continue to vest in any Earned PSUs following termination, subject to compliance with the Named Executive Officer’s restrictive covenants. The PSUs will be subject to the terms of the 2019 Plan upon a change in control, except that if the change in control occurs (i) during the performance period and prior to the Determination Date, the target number of PSUs will be deemed earned and vest upon such change in control, or (ii) following the performance period and the Determination Date, any outstanding Earned PSUs will vest upon such change in control, subject, in each case, to the Named Executive Officer’s continued employment through the consummation of such change in control.

(5)

Reflects RSUs granted on August 18, 2020, that vest 1/3 on each of the first, second and third anniversaries of the grant date. Upon a termination by OneSpaWorld without cause or due to death or disability or by the Named Executive Officer due to an Eligible Retirement (and the Compensation Committee has approved the accelerated vesting treatment) or for good reason, the RSUs will accelerate and vest. Upon any other termination event, any unvested RSUs will be forfeited. The RSUs will accelerate and vest upon a change in control, subject to the Named Executive Officer’s continued employment through the consummation of such change in control.

(6)

Reflects PSUs granted on August 18, 2020 that vest based on achievement, prior to the end of the six-year performance period, of specified volume weighted average price hurdles of the Company’s common shares for any twenty trading days out of thirty consecutive trading days. Any then-unvested PSUs will accelerate and vest upon a termination due to death or disability. Upon a termination by OneSpaWorld without cause or by the Named Executive Officer due to an Eligible Retirement (and the Compensation Committee has approved the continued vesting treatment) or for good reason, the PSUs will remain eligible to vest following the termination date. Upon any other termination event, any unvested PSUs will be forfeited. Any then-unvested PSUs will accelerate and vest upon a change in control, subject to the Named Executive Officer’s continued employment through the consummation of such change in control.

(7)

Reflects RSUs granted on December 21, 2020, that vest 1/3 on each of the first, second and third anniversaries of the grant date. Upon a termination by OneSpaWorld without cause or due to death or disability or by the Named Executive Officer for good reason, the RSUs will accelerate and vest. If the Named Executive terminates his employment due to an Eligible Retirement (and the Compensation Committee has approved the continued vesting treatment), the Named Executive Officer will remain eligible to vest in the RSUs following termination, subject to compliance with his restrictive covenants.

(8)	Reflects PSUs granted on December 21, 2020 that have satisfied the applicable performance conditions and remain subject to time vesting conditions.

Upon a termination by OneSpaWorld without “cause” or due to death or disability or by the Named Executive Officer for “good reason” (as each such term is defined in their Employment Agreements), 100% of the PSUs will accelerate and vest. If the Named Executive Officer terminates employment following the performance period and the Determination Date due to an Eligible Retirement (and for the December 2020 PSUs, the Compensation Committee has approved the continued vesting treatment), such Named Executive Officer will remain eligible to continue to vest in any Earned PSUs following termination, subject to compliance with the Named Executive Officer’s restrictive covenants. The PSUs will be subject to the terms of the 2019 Plan upon a change in control, except that if the change in control occurs (i) during the performance period and prior to the Determination Date, the target number of PSUs will be deemed earned and vest upon such change in control, or (ii) following the performance period and the Determination Date, any outstanding Earned PSUs will vest upon such change in control, subject, in each case, to the Named Executive Officer’s continued employment through the consummation of such change in control.

(9)

Reflects PSUs granted on October 13, 2020, that vest based on achievement, prior to the end of the six-year performance period, of specified volume weighted average price hurdle of the Company’s common shares for any twenty trading days out of thirty consecutive trading days. Any then-unvested PSUs will accelerate and vest upon a termination due to death or disability, or upon a change in control occurring during the performance period, subject to the Named Executive Officer’s continued employment through such change in control. Upon a termination by OneSpaWorld without cause, the PSUs will remain eligible to vest following the termination date.

(10)

Reflects RSUs granted on October 13, 2020, that vest 1/3 on each of the first, second and third anniversaries of the grant date. Upon a termination by OneSpaWorld without “cause” or due to death or disability or by the Named Executive Officer for “good reason” (as each such term is defined in their Employment Agreements), the RSUs will accelerate and vest. The RSUs will also accelerate and vest upon a “change in control” (as defined in the 2019 Plan), subject to the Named Executive Officer’s continued employment through the consummation of such change in control. If the Named Executive terminates employment due to an Eligible Retirement, the Named Executive Officer will remain eligible to continue to vest in the RSUs following the termination of employment, subject to compliance with such Named Executive Officer’s restrictive covenants. Upon any other termination event, any unvested RSUs will be forfeited (and upon a termination for cause, all RSUs (whether vested or unvested) will be forfeited).

Severance, Change in Control and Equity Arrangements

Severance Benefits. Each of Messrs. Fluxman and Lazarus’ Employment Agreement provides that, in the event that the Named Executive Officer’s employment is terminated either by the Company without “cause” (which includes the employer’s delivery of a notice of nonrenewal of the employment term), or by the Named Executive Officer for “good reason” (in each case as such terms are defined in their respective Employment Agreements), in addition to receiving (i) any accrued but unpaid annual bonus, (ii) a pro-rata Target Annual Bonus for the year of the applicable Named Executive Officer’s termination, and (iii) a lump sum payment equal to the premiums that would be paid by the Named Executive Officer for 24 months’ of COBRA continuation coverage, each of Messrs. Fluxman and Lazarus will be entitled to receive, subject to in each case to his execution and non-revocation of a release of claims in favor of the Company and its affiliates, (x) a lump sum cash payment equal to 2.5X for Mr. Lazarus and 3X for Mr. Fluxman of the sum of his base salary and Target Annual Bonus, and (y) the annual bonus for the year of his termination, determined based on actual achievement of the applicable performance criteria during the performance period of such annual bonus. Ms. Bonner’s Employment Agreement provides that, in the event that her employment is terminated either by the Company without “cause” (which includes the employer’s delivery of a notice of nonrenewal of the employment term), or by Ms. Bonner for “good reason” (in each case as such terms are defined in her Employment Agreement), in addition to receiving (i) any accrued but unpaid annual bonus, (ii) a pro-rata Target Annual Bonus for the year of her termination, and (iii) a lump sum payment equal to the premiums that would be paid by Ms. Bonner for 18 months’ of COBRA continuation coverage, Ms. Bonner will be entitled to receive, subject to her execution and non-revocation of a release of claims in favor of the Company and its affiliates, continued payment of her then-current base salary for 12 months following her termination date.

In the event that any payment or benefit to be made to the Named Executive Officers under the Employment Agreements in connection with a change in control would constitute a parachute payment under Section 280G of the Code, then the applicable Named Executive Officer will have such payments reduced to the largest amount that would result in no portion of such payments being subject to the excise taxes imposed by Section 4999 of the Code, unless such payments, less any excise tax which would be imposed on such payments pursuant to Section 4999 of the Code, would be greater than such reduced payments, in which case no reduction would occur.

Outstanding Equity Awards. The purpose of the 2019 Plan is to make available incentives that will assist the Company to attract, retain, and motivate employees, including officers, directors and consultants. The Company may provide these incentives through the grant of share options, share appreciation rights, restricted shares, restricted share units, performance shares and units and other cash-based or share-based awards. Awards may be granted under the 2019 Plan to OneSpaWorld employees, including officers, directors or consultants or those of any present or future parent or subsidiary corporation or other affiliated entity. Under the terms of the 2019 Plan, in the event of a change in control, the acquiring or successor entity may assume or continue all or any awards outstanding or substitute substantially equivalent awards. Any awards which are not assumed or continued in connection with a change in control or are not exercised or settled prior to the change in control will terminate at the time of the change in control. The 2019 Plan also authorizes the Compensation Committee, in its discretion and without the consent of any participant, to accelerate the exercisability, vesting and/or settlement of an award in connection with a change in control upon such conditions determined by the Compensation Committee (including a termination prior to, upon or following such change in control), or cancel each or any outstanding award denominated in shares upon a change in control in exchange for a payment to the participant with respect to each vested share subject to the cancelled award of an amount equal to the excess of the consideration to be paid per share in the change in control transaction over the exercise price per share, if any, under the award.

DIRECTOR COMPENSATION

Overview

Our Compensation Committee has the responsibility and authority to supervise and review the affairs of the Company as they relate to the compensation and benefits of our executive officers and our Board of Directors. In carrying out these responsibilities, our Compensation Committee reviews all components of executive officer and director compensation for consistency with the Company’s compensation philosophy, as in effect from time to time, and with the interests of our shareholders. Our Board of Directors, at the recommendation of our Compensation Committee, is solely responsible for determining the compensation of our Board of Directors.

Under our current director compensation program, all members of our Board of Directors who are not employees of the Company receive a yearly cash retainer equal to $50,000 and our Lead Independent Director also receives an additional yearly cash retainer equal to $50,000, in each case, payable at the time of the director’s election around the time of the Company’s annual shareholder meeting. Members of our Board of Directors were provided with the option to receive their 2022 retainer fees, which would normally be paid in cash, in the form of either RSUs or cash that would accrue and be paid at a later date.

In addition, the chairperson of our Audit Committee receives an additional yearly fee of $30,000, the chairperson of our Compensation Committee receives an additional yearly fee of $25,000 and the chairperson of our Nominating and Governance Committee receives an additional yearly fee of $20,000. Each non-employee director also receives a yearly grant of RSUs with a value equal to $100,000 (based on the closing stock price of the Company’s common shares on the date immediately preceding the date of grant). The RSUs fully vest upon the one-year anniversary of the grant date, subject to continuous service. Pursuant to the 2019 Plan, each non-employee director may voluntarily elect to defer the delivery of shares upon vesting of the RSUs, generally until the earlier of the 60th day following the non-employee director’s date of their separation of service or immediately prior to a change in control. We also pay reasonable travel and accommodation expenses of the non-employee directors in connection with their participation in meetings of our Board of Directors. For the purposes of director compensation, the term “yearly” refers to a “Board Year” in which a director serves, and which begins on the date of the Company’s annual shareholder meeting for such year.

2022 Non-Employee Director Compensation

The following table presents the total compensation for each person who served as a non-employee director of our Board of Directors during 2022. Other than as set forth in the table and described more fully below, we did not pay any compensation, make any equity awards or non-equity awards to, or pay any other compensation to, any of the other non-employee directors of our Board of Directors. Mr. Fluxman, our President, Executive Chairman and Chief Executive Officer, did not receive any compensation for service as a director and, consequently, is not included in this table. The compensation received by Mr. Fluxman as an employee of the Company is presented in “—Summary Compensation Table.”

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Total ($)
Marc Magliacano	150,000	150,003	300,003
Adam Hasiba	150,000	150,003	300,003
Steven J. Heyer	125,000	225,001	350,001
Jeffrey E. Stiefler	70,000	170,002	240,002
Andrew R. Heyer	50,000	150,003	200,003
Maryam Banikarim	50,000	150,003	200,003
Walter F. McLallen	80,000	100,002	180,002
Stephen W. Powell	50,000	150,003	200,003
Glenn Fusfield	50,000	150,003	200,003

(1)

Reflects the cash retainer earned for each non-employee director’s board service. With the exception of Walter F. McLallen, each non-employee director elected to receive RSUs in lieu of cash with a grant date fair value equal to the cash retainer amounts reflected above. Walter F. McLallen elected to receive his cash retainer in the form of cash, which is earned and accrued but will be paid at a later date.

(2)

Represents the aggregate grant date fair value calculated in accordance with FASB ASC Topic 718 of each grant of RSUs under our 2019 Plan. Each non-employee director was granted RSUs. The RSUs fully vest upon the one-year anniversary of the grant date, subject to the non-employee director’s continuous service. Each of the non-employee directors voluntarily elected to defer the payment of their 2022 RSUs until the earlier of immediately prior to a change of control or the 60th day following their termination of service date.

(3)	As of December 31, 2022, each of our non-employee directors held the following number of stock awards outstanding:

Name	Shares subject to RSUs (#)
Marc Magliacano	21,429
Adam Hasiba	21,429
Steven J. Heyer	32,143
Jeffrey E. Stiefler	24,286
Andrew R. Heyer	21,429
Maryam Banikarim	21,429
Walter F. McLallen	14,286
Stephen W. Powell	21,429
Glenn Fusfield	21,429

Securities Authorized for Issuance Under Equity Compensation Plans

As of December 31, 2022, the 2019 Plan is the only incentive equity plan administered by the Company. The following table provides information as of December 31, 2022 regarding common shares that may be issued under the 2019 Plan:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders	2,822,051	(1)	$—	1,766,034
Equity compensation plans not approved by security holders	—		$—	—

(1)	Represents RSUs and PSUs (assuming a maximum level of performance is achieved) outstanding that were granted under the 2019 Plan.

Compensation Committee Interlocks and Insider Participation

During fiscal 2022, our Compensation Committee consisted of Mr. S. Heyer (chairperson), Mr. Powell, Mr. Magliacano and Mr. Stiefler. None of the members of our Compensation Committee is, nor was during fiscal 2022, an officer or employee of the Company. None of the members of our Compensation Committee was formerly an officer of the Company. None of our executive officers serves, or during fiscal year 2022 served, as a member of a Board of Directors or Compensation Committee of any entity that has, or during fiscal year 2022 had, one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Mr. Magliacano and Mr. Powell were nominated to our Board of Directors by Steiner Leisure pursuant to the terms of the Governance Agreement. For more information, see the section entitled “Certain Relationships and Related Transactions.”

OTHER MATTERS

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. Based solely on our review of copies of such forms that we have received, or written representations from reporting persons, we believe that during the fiscal year ended December 31, 2022, all executive officers, directors and greater than 10% stockholders complied with all applicable SEC filing requirements.

ONESPAWORLD HOLDINGS LIMITED OFFICE NUMBER 2, PINEAPPLE BUSINESS PARK, AIRPORT INDUSTRIAL PARK, P.O. BOX N-624 NASSAU, ISLAND OF NEW PROVIDENCE, COMMONWEALTH OF THE BAHAMAS VOTE BY INTERNET-www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 6, 2023. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE-1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 6, 2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V12001-P92477KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.DETACH AND RETURN THIS PORTION ONLY ONESPAWORLD HOLDINGS LIMITED The Board of Directors recommends you vote FOR the following proposals: 1. Election of Class A Directors For Withhold 1a. Andrew R. Heyer 1b. Leonard Fluxman For Against Abstain 2. Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for the year ending December 31, 2023. NOTE: Such other business as may properly come before the meeting or any adjournment thereof.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Annual Meeting of Shareholders and Proxy Statement and Annual Report are available at www.proxyvote.com. V12002-P92477 ONESPAWORLD HOLDINGS LIMITED THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF SHAREHOLDERS JUNE 7, 2023 The shareholder(s) hereby appoint(s) Stephen B. Lazarus and Inga A. Fyodorova or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Shares of OneSpaWorld Holdings Limited that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 12:30 p.m., Eastern Daylight Time on Wednesday, June 7, 2023, in the Library Room, located at The Island House, Mahogany Hill, Western Road, Nassau, Bahamas, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSAL 2. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE CONTINUED AND TO BE SIGNED ON REVERSE SIDE